UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No._____)

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Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

ROYAL BANCSHARES OF PENNSYLVANIA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 2, 2012

Dear Shareholders:

In an effort to reduce expenses and fully utilize available technology, we have opted to make our 2011 Annual Meeting materials available to shareholders via the Internet under Securities and Exchange Commission rules that permit distribution of proxy materials in that manner. You have received or will shortly receive a notice regarding availability of the proxy materials on the Corporation’s website at www.royalbankamerica.com under the “Regulatory Filings” heading located on the “Investor Relations” page.  The notice also contains voting instructions relating to your shares.  As provided in the notice, you may also receive paper or email copies of the proxy materials if you so request in the manner provided in the notice.  Requests should be made by May 2, 2012 to facilitate timely delivery.

You are cordially invited to attend the 2012 Annual Meeting of Shareholders of Royal Bancshares of Pennsylvania, Inc.  The meeting will be held at the Hilton Hotel Philadelphia, located at 4200 City Avenue, Philadelphia, Pennsylvania 19131, on Wednesday, May 16, 2012, at 10:00 a.m., for the following purposes:

1.   To elect the four Class I director nominees of the Board of Directors to serve a term of three years and until their successors are elected and qualified.

2.   To ratify the appointment of ParenteBeard LLC as Royal Bancshares’ independent registered public accounting firm for the fiscal year ending December 31, 2012, as recommended by the Audit Committee.

3.   To consider and vote on an advisory (non-binding) resolution on executive compensation.

4. To approve and adopt an amendment to the Corporation’s amended and restated articles of incorporation to implement, at any time prior to January 1, 2013, a 1-for-4 reverse stock split of the issued and outstanding shares of Class A common stock and Class B common stock and to increase the par value of the Class A common stock from $2.00 per share to $8.00 per share and to increase the par value of the Class B common stock from $0.10 per share to $0.40 per share, respectively, and to empower the board of directors to abandon the reverse stock split amendment if the board of directors determines that doing so would be in the best interests of the Corporation and its shareholders.

5.   To consider such other business as may properly be brought before the meeting and any adjournment or postponement thereof.

Only shareholders of record at the close of business on March 19, 2012, are entitled to notice of and to vote at the meeting, either in person or by proxy. Your vote is important regardless of the number of shares that you own.  Please submit your vote either by mail or by person at the meeting.  Giving your proxy by mail does not affect your right to vote in person if you attend the meeting.  You may revoke your proxy at any time before it is exercised as explained in the proxy statement.

For directions to the Hilton Hotel Philadelphia to attend the meeting, please contact Investor Relations by telephone at (610) 668-4700.

If you plan to attend the meeting in person and your shares are held in the name of a broker or other nominee, please bring with you a letter (and a legal proxy if you wish to vote your shares in person) from the broker or nominee confirming your ownership as of the record date.

Your continued support of and recommendations to Royal Bancshares of Pennsylvania, Inc. are sincerely appreciated.

Very truly yours,

/s/ Robert R. Tabas
Robert R. Tabas
Chairman and Chief Executive Officer

ROYAL BANCSHARES OF PENNSYLVANIA, INC.
732 Montgomery Avenue
Narberth, Pennsylvania  19072
610-668-4700

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE AND TIME:	Wednesday, May 16, 2012 at 10:00 a.m.

PLACE:	Hilton Hotel Philadelphia
4200 City Avenue
Philadelphia, Pennsylvania 19131

ITEMS OF BUSINESS:	Our annual meeting of shareholders will be held for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:
(1) To elect four (4) Class I director Nominees of the Board of Directors for a three-year term and until their successors are elected and qualified;
(2) To ratify appointment of ParenteBeard LLC as independent registered accounting firm for the fiscal year ending December 31, 2012;
(3) To consider and vote on an advisory (non-binding) resolution on executive compensation; and

(4)   To approve and adopt an amendment to the Corporation’s amended and restated articles of incorporation to implement, at any time prior to January 1, 2013, a 1-for-4 reverse stock split of the issued and outstanding shares of Class A common stock and Class B common stock and to increase the par value of the Class A common stock from $2.00 per share to $8.00 per share and to increase the par value of the Class B common stock from $0.10 per share to $0.40 per share, respectively, and to empower the board of directors to abandon the reverse stock split amendment if the board of directors determines that doing so would be in the best interests of the Corporation and its shareholders.

(5) To transact such other business as may properly come before the meeting or at any adjournment therefore. We are not aware of any other such business.

RECORD DATE:
Our shareholders of record as of close of business on March 19, 2012, the voting record date, are entitled to notice of and to vote at the annual meeting and at any adjournment or postponement of the annual meeting.

ANNUAL REPORT:
The Royal Bancshares 2011 Annual Report to Shareholders is available at our website, www.royalbankamerica.com under the “Regulatory Filings” heading located on the “Investor Relations” page or by mail free of charge, by writing to Investor Relations, Royal Bancshares of Pennsylvania, Inc., 732 Montgomery Avenue, Narberth, Pennsylvania 19072, or by calling Investor Relations directly at (610) 668-4700. Your request should be received by May 2, 2012 to facilitate timely delivery prior to the annual meeting.

PROXY VOTING:
Even if you plan to be present you are urged to complete, sign, date and return the enclosed proxy promptly in the envelope provided.  Any proxy given may be revoked by you in writing or in person at any time prior to the exercise of the proxy.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ George J. McDonough
George J. McDonough, Secretary

PROXY STATEMENT
OF
ROYAL BANCSHARES OF PENNSYLVANIA, INC.

GENERAL INFORMATION

We furnish this proxy statement in connection with the solicitation of proxies by the board of directors of Royal Bancshares of Pennsylvania, Inc. (the “Corporation”), for the Annual Meeting of Shareholders of the Corporation to be held on May 16, 2012, and any adjournment or postponement of the meeting. The Corporation will bear the expense of soliciting proxies.  Directors, officers and employees of the Corporation may solicit proxies personally or by telephone. To the extent that any proxy materials are distributed by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of stock held of record by these persons and, upon request, the Corporation will reimburse them for their reasonable forwarding expenses.

REVOCATION AND VOTING OF PROXIES

The execution and return of a proxy will not affect your right to attend the meeting and vote in person.  You may revoke your proxy by delivering written notice of revocation to George J. McDonough, Secretary of the Corporation, at the Corporation's address at any time before the proxy is voted at the meeting.  Unless revoked, the proxy holders will vote your proxy in accordance with your instructions.  In the absence of instructions, proxy holders will vote all proxies FOR the election of the four (4) Class I director nominees of the board of directors, FOR the appointment of ParenteBeard LLC as independent registered public accounting firm for the fiscal year ending December 31, 2012, FOR the approval and adoption of the amendment to the Articles of Incorporation to effect a 1-for-4 reverse stock split, and FOR the vote on an advisory (non-binding) resolution on executive compensation.

Although the board of directors knows of no other business to be presented, in the event that any other matters are brought before the meeting, proxy holders will vote any proxy in accordance with the recommendations of the board of directors of the Corporation.

VOTING SECURITIES, RECORD DATE AND QUORUM

Shareholders of record at the close of business on March 19, 2012, are entitled to vote at the meeting and any adjournment or postponement of the meeting.  On the record date, there were 11,359,788 shares of Class A common stock, including 498,488 treasury shares ($2.00 par value per share), issued and outstanding, and 2,080,574 shares of Class B common stock ($0.10 par value per share), issued and outstanding.

Each shareholder is entitled to one vote for each share of Class A common stock and ten votes for each share of Class B common stock on all matters to be acted upon at the meeting, except that in the election of directors, shareholders are entitled to vote their shares cumulatively.  See “ELECTION OF DIRECTORS -- CUMULATIVE VOTING.”

The presence, in person or by proxy, of the holders of a majority of the aggregating power of the Class A common stock and Class B common stock entitled to vote constitutes a quorum for the conduct of business.  A majority of the votes cast at a meeting, at which a quorum is present, is required to approve any matter submitted to a vote of the shareholders, except in cases where the vote of a greater number of votes is required by law or under the Articles of Incorporation or Bylaws of the Corporation. For purposes of determining the presence or absence of a quorum, we intend to count as present shares present in person but not voting and shares for which we have received proxies but for which holders thereof have abstained.  Furthermore, shares represented by proxies returned by a broker holding the shares in nominee or “street” name will be counted as present for purposes of determining whether a quorum is present, even if the shares are not entitled to be voted on matters where discretionary voting by the broker is not allowed (“broker non-votes”).  The only matter for which your broker will have discretionary authority to vote your shares will be the ratification of the appointment of our independent registered public accounting firm.  You may not vote your shares held by a broker in nominee or “street” name at the Annual Meeting unless you obtain a legal proxy from your broker or holder of record.

In the case of the election of directors, assuming the presence of a quorum, the four (4) candidates receiving the highest number of votes for Class I Director shall be elected to the board of directors.  A “Withhold” vote for all or any one Class I Director, will not affect the outcome of the election of the Class I Directors. In the case of the ratification of the appointment of ParenteBeard LLC as independent registered public accounting firm and the advisory (non-binding) resolution on executive compensation, assuming the presence of a quorum, the affirmative vote of a majority of the votes cast at the meeting will be required for approval.  In the case of the approval and adoption of the reverse stock split, assuming the presence of a quorum, the affirmative vote of a majority of the votes cast at the meeting by all holders of Class A and Class B common stock in the aggregate is required for shareholders to approve and adopt the proposed reverse stock split amendment. Under Pennsylvania law, abstentions and broker non-votes will not affect the outcome of any of the matters being voted on at the meeting.

PRINCIPAL SHAREHOLDERS

The following table shows as of February 29, 2012, the amount of outstanding common stock beneficially owned by each shareholder (including any “group” as the term is used in Section 3(d)(3) of the Securities Exchange Act of 1934) known by the Corporation to be the beneficial owner of more than 5% of such stock.  Each share of Class A common stock is entitled to one vote per share.  Each share of Class B common stock is entitled to ten votes per share and may be converted into shares of Class A common stock at the current rate of 1.15 shares of Class A common stock for each share of Class B common stock.  Beneficial ownership is determined in accordance with applicable regulations of the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other purpose.  For purposes of the table set forth below and the table subsequent to “Information about Nominees, Continuing Directors and Executive Officers,” beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and any shares that the individual has the right to acquire within 60 days of February 29, 2012.  In addition, a person is deemed to beneficially own any stock for which he, directly or indirectly, through any contact, arrangement, understanding, relationship or otherwise has or shares voting or investment power.

Unless otherwise indicated in a footnote, shares reported in this table are owned directly by the reporting person.  The percent of class assumes all options exercisable within 60 days of February 29, 2012, have been exercised and, therefore, on a pro forma basis, 11,136,586 shares of Class A common stock would be outstanding, net of treasury stock.

	Class A Shares		Class B Shares
Name and Address of Beneficial Owner	Beneficially Owned	Percent of Class	Beneficially Owned	Percent of Class

Daniel M. Tabas, Trust (1)	-	0.00%	1,120,779	53.87%
915 Montgomery Avenue
Narberth, PA 19072

Evelyn R. Tabas (2) (3)	1,573,679	14.14%	485,011	23.31%
915 Montgomery Avenue
Narberth, PA 19072

Lee Evan Tabas (4)	1,086,115	9.76%	64,805	3.11%
355 W. Lancaster Ave.
Haverford, PA 19041

Carol Tabas (5)	641,601	5.76%	-	0.00%
39 Rosemont Lane
Pittsburgh, PA 15217

Susan Tabas Tepper (6)	604,995	5.43%	-	0.00%
717 Eagle Farm Road
Villanova, PA 19085

Richard Tabas (7)	-	0.00%	124,995	6.01%
1443 Lanes End
Villanova, PA 19085

(1)	The trustees for the Daniel M. Tabas Trust are, Robert R. Tabas, Linda Tabas Stempel and Nicholas Randazzo, who as a group have voting rights and dispositive control of these shares.
(2)
The shares beneficially owned by Evelyn R. Tabas consist of: (a) 17,867 shares of Class A common stock owned and voted solely by Evelyn R. Tabas and 8,208 options currently exercisable to purchase shares of Class A common stock, (b) 284,564 Class A and 84,857 Class B shares in the Lee Tabas Trust, (c) 265,277 Class A and 82,647 Class B shares in the Susan Tabas Tepper Trust,  (d) 249,650 Class A and 82,919 Class B shares in the Linda Tabas Stempel Trust, (e) 239,947 Class A and 76,336 Class B shares in the Joanne Tabas Wurzak Trust, (f) 219,074 Class A and 82,041 Class B shares in the Carol Tabas Stofman Trust, and (g)  207,409 Class A and 76,180 Class B shares in the Robert R. Tabas Trust. Evelyn R. Tabas shares voting and dispositive control over the shares held in the Susan Tabas Tepper Trust with Nicholas Randazzo and for the other trusts listed in the footnote with James J. McSwiggan and Nicholas Randazzo.

(3)	Evelyn R. Tabas has sole power to vote and dispose of 81,683 shares of Class A common stock and 31 shares Class B common stock from numerous custodial accounts and a trust for the Tabas grandchildren.
(4)
Based on a Schedule 13D filing on November 26, 2008, the shares beneficially owned by Lee Evan Tabas consist of: (a) 604,995 Class A shares acquired pursuant to the 2008 Irrevocable Agreement of Trust for the Family of Lee E. Tabas from Evelyn R. Tabas of which he has sole voting power and dispositive power subject to the terms of the trust agreement; (b) 5,177 Class A and 58,887 Class B shares held by his wife, Nancy Freeman Tabas in her name over which she holds voting and dispositive power; (c) 282,461 Class A shares held by Lee Evan Tabas and Nancy Freeman Tabas as joint tenants in common; and (d) 193,482 Class A and 5,918 Class B shares owned collectively by the Samuel Bradford Tabas Trust, the Elizabeth Rebecca Tabas Trust, the Theodore Herschel Tabas Trust and the Melissa Tamara Tabas Trust. Samuel, Elizabeth, Theodore, and Melissa are the adult children of Lee and Nancy Tabas. Lee and Nancy Tabas share voting and dispositive power over the shares they hold jointly and for the shares held in the trusts in the names of their adult children. Lee Tabas disclaims beneficial interest in, and therefore the table does not include, 284,564 Class A and 84,857 Class B shares held in the Lee Evan Tabas Trust since he does not have voting or dispositive power over the shares.

(5)
The shares beneficially owned by Carol Tabas consist of 604,995 Class A shares acquired pursuant to the 2008 Irrevocable Agreement of Trust for Carol Tabas from Evelyn R. Tabas of which she has sole voting and dispositive power subject to the terms of the trust agreement and 36,606 Class A shares in the Lily Ashley Stofman Trust of which she has sole voting power.

(6)
The shares beneficially owned by Susan Tabas Tepper consist of 604,995 Class A shares acquired pursuant to the 2008 Irrevocable Agreement of Trust for Susan Tabas Tepper from Evelyn R. Tabas of which she has sole voting and dispositive power subject to the terms of the trust agreement.

(7)	Based on information from our transfer agent, beneficial shares include 2,389 shares of Class B stock held in the name Richard Tabas Custodian for Charles Richard Tabas.

ITEM 1
ELECTION OF DIRECTORS

The Bylaws of the Corporation provide that the board of directors shall consist of not less than five and not more than 25 persons. The directors are classified with respect to the time they hold office by dividing them into three classes, as nearly equal in number as possible. The Bylaws further provide that the directors of each class are elected for a 3-year term, so that the term of office of one class of directors expires at the annual meeting each year.  The Bylaws also provide that the aggregate number of directors and the number of directors in each class of directors is determined by the board of directors.  Any vacancy occurring on the board of directors is filled by appointment by the remaining directors.  Any director who is appointed to fill a vacancy holds office until the expiration of the term of office of the class of directors to which he or she was appointed. In March 2011, Director Murray Stempel, III resigned as a Class III director and was re-appointed as a Class II director in order to maintain the number of directors in each Class as nearly equal as possible in accordance with Pennsylvania law. As required by our Bylaws, a director of the Corporation is no longer eligible to serve as a director of the Corporation and is required to resign effective as of the last day of the calendar year in which the director attains age seventy-five (75).

There are presently thirteen members of the board of directors.  The Corporation’s board of directors, in accordance with Article 10 of the Corporation’s Bylaws, has fixed the number of directors in each Class at four.  The board of directors has affirmatively determined that Edward F. Bradley, William R. Hartman, Wayne Huey, Jr., Anthony J. Micale, Michael J. Piracci, Jay H. Shah, Edward B. Tepper and Gerard Thomchick are independent within the meaning of the NASDAQ listing standards.  In addition, all members of the board of directors serving on the Audit and Compensation Committees are independent within the meaning of the NASDAQ listing standards applicable to each committee.  The board of directors determined that the following directors are not independent within the meaning of the NASDAQ listing standards: James J. McSwiggan, President and Chief Operating Officer of the Corporation, Linda Tabas Stempel, Murray Stempel, III, Vice Chairman of Royal Bank America, Robert R. Tabas, Chairman of the Board and Chief Executive Officer of the Corporation, and Howard Wurzak, President and Chief Executive Officer of Wurzak Management Corporation. Due to an exemption as a “Controlled Company” under NASDAQ Rules, we are not required to meet certain NASDAQ independence standards for our Board of Directors. NASDAQ Rules define a “Controlled Company” as one in which more than 50% of the voting power is held by an individual, group or another company. As shown in the above stock ownership table, through its ownership of Class A and Class B common stock, the Daniel Tabas Trust and Evelyn R. Tabas control more than 50% of the voting power of the Corporation.  For more information regarding the familial relationships and the transactions considered, see “INFORMATION ABOUT NOMINEES, CONTINUING DIRECTORS AND EXECUTIVE OFFICERS” and “INTERESTS OF MANAGEMENT AND CERTAIN OTHERS IN CERTAIN TRANSACTIONS”.

The board of directors has determined that a lending relationship resulting from a loan made by the Corporation’s wholly owned banking subsidiary, Royal Bank America, to a director would not affect the determination of independence if the loan complies with Regulation O under the federal banking laws.  The board of directors also determined that maintaining with the Corporation’s wholly owned banking subsidiary a deposit, savings or similar account by a director or any of the director’s affiliates would not affect the determination of independence if the account is maintained on the same terms and conditions as those available to similarly situated customers.  Additional categories or types of transactions or relationships considered by the board of directors regarding director independence include, but are not limited to: family relationships, existing significant consulting relationships, an existing commercial relationship between the director’s organization and the Corporation, or new business relationships that develop through board membership.

The independent directors meet regularly in executive session without management present.

The board of directors has nominated four existing Class I directors for election as Class I directors for a term of three years. The four nominees of the board of directors for election as Class I directors are:

Edward F. Bradley	James J. McSwiggan	Linda Tabas Stempel	Howard Wurzak

CUMULATIVE VOTING

In the election of directors, every shareholder entitled to vote has the right, in person or by proxy, to multiply the number of votes to which he may be entitled by the number of directors in the class to be elected at the annual meeting.  Every shareholder may cast his or her whole number of votes for one candidate or may distribute them among any two or more candidates in the class.  The four candidates receiving the highest number of votes for Class I director at the meeting will be elected. There is no conditions precedent to the exercise of cumulative voting rights.  Robert R. Tabas and George J. McDonough, the persons named as the board of directors’ proxy holders, have the right to vote cumulatively and to distribute their votes among the nominees as they consider advisable, unless a shareholder indicates on his or her proxy how votes are to be cumulated for voting purposes.

INFORMATION ABOUT NOMINEES, CONTINUING DIRECTORS
AND EXECUTIVE OFFICERS

Information concerning the directors of the Corporation, including the four persons nominated for election to the board of directors as Class I directors at the meeting, the eight continuing directors and the executive officers of the Corporation and all directors and officers as a group, is set forth in the following table, including the number of shares of common stock of the Corporation beneficially owned, as of February 29, 2012, by each of them.  The table includes options exercisable within 60 days of February 29, 2012, stock options unexercised but currently exercisable, and stock beneficially owned. Unless otherwise indicated in a footnote, shares reported in this table are owned directly by the reporting person and such person holds sole voting and investment power with respect to such shares.  The percent of class assumes all options exercisable within 60 days of February 29, 2012, have been exercised and, therefore, on a pro forma basis, 11,136,586 shares of Class A common Stock would be outstanding.  The information is furnished as of February 29, 2012, on which 2,080,574 Class B shares were issued and outstanding.

			Class A Shares		Class B Shares
		Director	Beneficially	Percent of	Beneficially	Percent of
Name	Age	Since	Owned	Class	Owned	Class

Class I Directors
Edward F. Bradley	68	2008	20,000	0.18%	-	0.00%
James J. McSwiggan (1)	56	1992	121,252	0.99%	-	0.00%
Linda Tabas Stempel (2) (3) (4) (5)	60	2003	688,030	6.13%	-	0.00%
Howard Wurzak (3)	57	1992	710,229	6.38%	-	0.00%
Class II Director Nominees
William R. Hartman	63	2011	5,000	0.00%	-	0.00%
Anthony J. Micale	74	1997	36,458	0.24%	-	0.00%
Murray Stempel, III (3) (5)	57	1997	742,324	6.65%	-	0.00%
Robert R. Tabas (2) (3) (6)	56	1988	736,390	6.62%	6,503	0.31%
Class III Directors
Jay H. Shah	43	2010	-	0.00%	-	0.00%
Michael J. Piracci	66	2010	-	0.00%	-	0.00%
Edward B. Tepper	73	1986	41,171	0.37%	13	0.00%
Other Directors (7)
Wayne R. Huey, Jr.	67	2011	10,000		-
Gerard M. Thomchick	56	2011	-	0.00%	-	0.00%

Non-Director Executive Officer
Robert A. Kuehl (8)	63	N/A	6,900	0.05%	-	0.00%

All directors and executive officers as a group (14 persons)			2,410,204	21.66%	1,127,295	54.12%
and Daniel M. Tabas Trust (9)

(1)
James J. McSwiggan shares with Evelyn R. Tabas and Nicholas Randazzo voting and dispositive control over 1,200,644 shares of Class A common stock and 402,333 shares of Class B common stock held in various Tabas family trusts. These shares are not included in the ownership reported in this table for Mr. McSwiggan. (See footnote (2) on page 3).

(2)
Linda Tabas Stempel, Robert R. Tabas and Nicholas Randazzo share voting and dispositive control over 1,120,779 shares of Class B common stock held in the Daniel M. Tabas Trust. These shares are not included in the share ownership reported in this table for Ms. Stempel or for Mr. Tabas (See footnote (1) on page 3).

(3)
Robert R. Tabas, Murray Stempel, III, Linda Tabas Stempel, Howard Wurzak and members of their immediate families and their affiliates, in the aggregate, own 2,201,888 shares of Class A common stock (19.38% of Class A) and 1,127,282 shares of Class B common stock (53.96% of Class B) or 25.85% of Class A assuming the full conversion of Class B common stock at a current conversion rate of 1.15 shares of Class A common stock for each share of Class B common stock.

(4)
Ms. Stempel disclaims beneficial interest in, and therefore the amount in the table above does not include, 249,650 Class A and 82,919 Class B shares held in the Linda Tabas Stempel Trust since she does not have voting or dispositive power over the shares.

(5)	Linda Tabas Stempel and Murray Stempel, III are married.
(6)
Mr. Tabas disclaims beneficial interest in, and therefore the amount in the table above does not include, 207,409 Class A shares and 76,180 Class B shares held in the Robert Tabas Trust since he does not have voting or dispositive power over the shares.

(7)	As a result of the Company missing the sixth quarterly dividend payment in November of 2010, the Treasury Department exercised its rights under the TARP Capital Purchase Program agreement and appointed two directors to the board of directors. These directors are not subject to shareholder approval and will serve as directors until all accrued and unpaid dividends have been paid in full by the Company.
(8)
Mr. Kuehl was employed as the Corporation’s Chief Financial Officer in October 2008.  Prior thereto during the past five years, he served as Chief Financial Officer of Parke Bancorp, Inc. in New Jersey and provided independent financial consulting services.

(9)
The number of shares included in total for directors, officers and the Daniel Tabas Trust has been reduced by 674,961 shares to eliminate the same shares beneficially held by both Linda Tabas Stempel and her husband, Murray Stempel, III.

The information in the preceding table was furnished by the beneficial owners or their representatives and includes direct and indirect ownership.

For purposes of determining beneficial ownership of Class A common stock, we have assumed full conversion of Class B common stock to Class A common stock at the current conversion factor of 1.15 shares of Class A common stock for each share of Class B common stock.

Set forth below as to each of the nominees for election as a Class I director and as to each of the continuing Class II and Class III directors, are descriptions of his or her principal occupation and business experience for the past five years, and where applicable, family relationships between each such person and the Corporation’s other directors and officers. In addition, we briefly describe the particular experience, qualifications, attributes or skills that led our board of directors to conclude that such director or nominee should serve as a director of the Corporation.

CLASS I DIRECTORS – DIRECTOR NOMINEES

Edward F. Bradley, CPA, is a Director of the Corporation, and is currently a professor at Philadelphia University. He was previously a partner at Grant Thornton, a public accounting firm in Philadelphia, Pennsylvania. Mr. Bradley’s many years of experience in public accounting, particularly in auditing financial institutions, is beneficial to the operations of the Corporation’s Audit Committee and his role as the Audit Committee’s Chairperson and financial expert.

James J. McSwiggan is the President and Chief Operating Officer of the Corporation since December 31, 2008 (and, prior thereto, Chief Operating Officer) and a Director of the Corporation. For the board of directors to run efficiently and effectively, we believe that having the President and Chief Operating Officer as a member of the Board of Directors is necessary and assists the board of directors in keeping current on management’s progress on corporate initiatives and in providing oversight of the Corporation’s operations.

Linda Tabas Stempel is a Director of the Corporation, and was previously Director of Investor Relations for the Corporation. She is the wife of Murray Stempel, III, the sister of Robert R. Tabas and the sister-in-law of Howard Wurzak. As previous Director of Investor Relations, she assists the board of directors in functioning effectively by communicating to the Board feedback and insight from the Corporation’s shareholders. Additionally, her past experience as a licensed securities broker is beneficial to our investment committee of which Mrs. Stempel is a member.

Howard Wurzak is a Director of the Corporation, and is President and CEO of the Hilton Hotel Philadelphia, Westin Hotel and JCB Management, LLC. He is the son-in-law of Evelyn R. Tabas, and the brother-in-law of Robert R. Tabas, Murray Stempel, III and Linda Tabas Stempel.  Mr. Wurzak’s real estate development expertise and ability to manage large organizations demonstrates that he possesses the knowledge regarding the industries we serve and the management skills that we value in the members of our board of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE CLASS I DIRECTOR NOMINEES.

CLASS II DIRECTORS – TERMS EXPIRING IN 2013

William R. Hartman is the lead independent Director of the Corporation, and was previously Chairman of the Board of Citizens Republic Bancorp in 2009, a regional diversified financial services company in Flint, Michigan, and prior thereto was Chairman, President and Chief Executive Officer. Prior to that he was Chairman, President and CEO for two subsidiaries of Banc One Corporation, which was one of the largest regional banks in the United States. He previously held executive positions within other regional and community banks with significant experience in commercial lending. He has served as President and CEO of York County Community Foundation since 2009 and is currently a trustee, executive committee member and chairman of the finance and audit committee of Kettering University and was formerly a director of the Detroit Branch of the Federal Reserve Bank of Chicago.  Mr. Hartman’s prior leadership and lending experience in consumer and commercial banking in much larger financial institutions provides invaluable skills important for the board of directors’ oversight of lending, corporate governance and strategic planning.

Anthony J. Micale is a Director of the Corporation, is President of Micale Management Corporation and owns and operates six McDonald’s franchise restaurants.  Mr. Micale’s ability to manage and operate a large franchise operation demonstrates that he possesses the oversight and management skills valuable to our board of directors.

Murray Stempel, III is Vice Chairman of the Corporation since December 2008 (and, prior thereto, Executive Vice President of the Corporation and Royal Bank America) and a Director of the Corporation.  Mr. Stempel is the husband of Linda Tabas Stempel and the brother-in-law of Robert R. Tabas and Howard Wurzak.  From 2004 until 2008, he served as Executive Vice President and Chief Lending Officer at Royal Bank America. Mr. Stempel, is a member of the board of trustees of RAIT Financial Trust (“RAIT”), a publicly traded, self-managed and self-advised real estate investment trust since December 2006 and is Chairman of their Nominating and Governance Committee. RAIT offers a set of debt financing options to the commercial real estate industry, fixed income trading and advisory services, owns and manages a portfolio of commercial real estate properties, and manages real estate-related assets for third parties. Mr. Stempel’s knowledge of Royal Bank America’s lending practices and of commercial real estate investments generally, which remain a substantial portion of the Bank’s loan portfolio, are important to the board of directors’ oversight of the Bank’s lending relationships.

Robert R. Tabas is the Chairman of the Board and Chief Executive Officer since December 2008 (and prior thereto, Chairman of the Corporation and Executive Vice President of Royal Bank America) and a Director of the Corporation; and is the Chairman and Chief Executive Officer of Royal Bank America. He is the brother of Linda Tabas Stempel and the brother-in-law of Howard Wurzak and Murray Stempel, III.  For the board of directors to run efficiently and effectively, we believe that Mr. Tabas’ participation on the board of directors is necessary and assists the board of directors in overseeing management’s progress on corporate initiatives and strategic plans, given his previous experience within the Corporation and his role as Chief Executive Officer.

CLASS III DIRECTORS- TERMS EXPIRING IN 2014

Jay H. Shah is a Director of the Corporation and is the Chief Executive Officer and member of the board of trustees of Hersha Hospitality Trust, a real estate investment trust which owns interest in 75 high quality hotels along the northeast corridor. He previously served as President and Chief Operating Officer of Hersha Hospitality, as well as the Managing Director of the Hersha Group, a private affiliate of the company. Prior to joining Hersha, Mr. Shah formed the law firm of Shah & Byler, LLP which focused on the practice of real estate and construction. He was also a consultant for accounting firm of Coopers & Lybrand, LLP, and a legislative assistant to the late Senator John Heinz. Mr. Shah was named to Philadelphia’s prestigious 40 Under 40 list by the Philadelphia Business Journal, currently serves on the board of directors of Lightwire, Inc., is Vice Chairman of the board of trustees of the Please Touch Museum, is a member of the board of directors of the Episcopal Academy, a private coed preparatory school, and is a member of the Philadelphia chapter of the Young Presidents Organization. Mr. Shah’s experience as a public company executive, his background in real estate, and his legal and management skills are important for the board of directors’ oversight of real estate lending, corporate governance and strategic planning.

Michael J. Piracci is a Director of the Corporation and is currently President of M. Piracci Consulting, Inc, an independent consulting company providing consulting services to financial institutions primarily related to banking regulations. He was previously the Assistant Regional Director of the New York Office of the FDIC and was an examiner for many years. He also serves on the board of directors for Quontic Bank in Great Neck, New York. Mr. Piracci’s prior experience as an examiner, manager and Assistant Regional Director of the FDIC is important for the board of directors’ oversight in dealing with the regulatory orders, banking regulations and banking operations.

Edward B. Tepper is a Director of the Corporation and the President of Tepper Properties, a real estate investment company in Villanova, Pennsylvania. Because real estate lending relationships are an important part of the Corporation’s business, Mr. Tepper’s experience in real estate investing in the primary region in which the Corporation operates is important for the board of directors’ oversight of lending practices and the development of future lending relationships for the Corporation’s banking subsidiaries.

OTHER DIRECTORS- NO TERMS (APPOINTED BY TREASURY)

Wayne R. Huey, Jr. is a Director of the Corporation, and was previously Executive Vice President of Montgomery Chemicals, a regional chemical company, and prior thereto was Senior Vice President of Private Banking at Nova Savings Bank, a local community bank. Prior to that he was Vice Chairman, Managing Director of Millennium Bank, which is now a part of Harleysville National Bank. He was also employed as an Executive Vice President by CoreStates Bank and Meridian Bancorp. He previously held executive positions within other community banks with significant experience in retail banking, administration, commercial lending and marketing. He is currently a board member, capital campaign co-chair and member of the executive committee of Paoli Memorial Hospital Foundation.  Mr. Huey’s prior leadership and banking experience in community banks and larger financial institutions provides critical skills required for the board of directors’ oversight of retail banking, lending, and corporate governance.

Gerard M. Thomchick is a Director of the Corporation and is currently President of Thomchick Consulting Companies. Previously he was President of Commonwealth Bank , a regional bank in western Pennsylvania form 2000 to 2009. Previously he held other executive positions at Commonwealth Bank. He has been active in the community during his career in various civic activities.  His prior leadership and banking experience in community banks and larger financial institutions provides critical skills required for the board of directors’ oversight of retail banking, lending, and corporate governance.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The committees of the board of directors include the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, and the Salary Committee.

The Audit Committee met five times in 2011.  The Audit Committee arranges examinations by the Corporation's independent registered public accounting firm, reviews and evaluates the recommendations of the examinations, receives all reports of examination of the Corporation and the Banks by regulatory agencies, analyzes such reports and reports the results of its analysis of the regulatory reports to the Corporation's board of directors.  The committee receives reports directly from the Corporation's internal auditors on a quarterly basis, and recommends any action to be taken. The committee is also responsible for, among other things, assisting the board of directors in monitoring (i) the integrity of the financial statements of the Corporation, (ii) the independent auditor's qualification and independence, (iii) the performance of the Corporation's internal audit function and independent auditors, and (iv), the compliance by the Corporation with legal and regulatory matters. The members of the Audit Committee are Edward F. Bradley, Chairperson, Anthony J. Micale, Michael Piracci, and Edward B. Tepper.  The board of directors has determined that Edward F. Bradley is an "Audit Committee Financial Expert" and "Independent" under applicable SEC and NASDAQ Rules.  The Audit Committee’s charter can be accessed on the Corporation’s website at www.royalbankamerica.com under the heading “Regulatory Filings” located under the “Investor Relations” page.

The Compensation Committee met five times in 2011.  During 2011, the members of this committee are Edward B. Tepper, Chairperson, William R. Hartman and Gerard M. Thomchick.  The Compensation Committee reviews and determines compensation for all Tier 1 officers (as defined below) and oversees the actions of the Salary Committee, which makes determinations regarding all other employees.  The committee also has the authority to manage, administer, amend and interpret the Corporation’s 2007 Long Term Incentive Plan and to recommend to the full board of directors or the independent directors of the Corporation, as applicable, among other things:

•	employees to whom awards shall be made under the plan;

•	the type of the awards to be made and the amount, size and terms of the awards; and

•	when awards shall be granted.

The Compensation Committee’s charter can be accessed on the Corporation’s website at www.royalbankamerica.com under the heading “Regulatory Filings” located on the “Investor Relations” page.  The Salary Committee was established in October 2009 and met five times in 2011.  The members of the Salary Committee are: the Chief Executive Officer, Robert R. Tabas, the President and Chief Operating Officer, James J. McSwiggan, and the head of Human Resources (in consultation with the Chief Financial Officer with regard to financial projects and in consultation with the Senior Risk Officer with regard to compliance with the compensation-related requirements of the TARP Capital Purchase Program in which the Corporation is participating).  The duties of the Compensation Committee and Salary Committee are set forth in further detail under the caption, “Compensation Discussion and Analysis.”

The Nominating and Governance Committee met one time in 2011.  The members of this committee are Robert R. Tabas, Chairperson, Michael J. Piracci, Murray Stempel, III and Edward B. Tepper. The principal duties of the Nominating and Governance Committee include developing and recommending to the board of directors criteria for selecting qualified director candidates, identifying individuals qualified to become board members, evaluating and selecting, or recommending to the board of directors, director nominees for each election of directors, considering committee member qualifications, appointment and removal, recommending codes of conduct and codes of ethics applicable to the Corporation and providing oversight in the evaluation of the board of each committee.

At a minimum we require our director candidates to be of full age but not yet have attained the age of 75, and possess strength of character, mature judgment, familiarity with the Corporation’s business and industry, independence of thought, and an ability to work collegially.  The Nominating and Governance Committee does not maintain a formal diversity policy.  As described in its charter, the Nominating and Governance Committee have the discretion to consider all factors they deem appropriate, including, but not limited to, ensuring the board of directors as a whole is diverse and consists of individuals with various and relevant career experience, technical skills, industry knowledge and experience, financial expertise (including expertise that would qualify the director as an Audit Committee financial expert), and local or community ties.  The Nominating and Governance maintains the authority to employ the assistance of search firms or advisors in connection with the selection and/or evaluation of director candidates.  No such search firm or advisor was used this year in connection with the nominees standing for election at the Annual Meeting.

The Nominating and Governance Committee has no formal process for considering director candidates recommended by shareholders, but its policy is to give the same consideration to any and all such candidates.  If a shareholder wishes to recommend a director candidate, the shareholder should mail the name, background and contact information for the candidate to the Nominating and Governance Committee at the Corporation's offices at 732 Montgomery Avenue, Narberth, Pennsylvania, 19072.  The Nominating and Governance Committee is responsible for identifying and evaluating all nominees for director, including any recommended by shareholders, and minimum requirements for nomination.  The Nominating and Governance Committee has adopted a written charter that can be accessed on the Corporation's website at www.royalbankamerica.com under the heading “Regulatory Filings” located under the “Investor Relations” page.

The board of directors of the Corporation held thirteen meetings during 2011.  Each director attended at least 75% of the aggregate number of meetings of the board of directors and the various committees on which he or she served.  The Corporation has no policy regarding attendance by directors at the Annual Meeting of Shareholders, but all directors attended the 2011 Annual Meeting of Shareholders.

LEADERSHIP STRUCTURE

The board of directors utilizes a leadership structure that has the Chief Executive Officer (who is the Corporation’s principal executive officer and a director) who also acts in the capacity as board chairman, while William R. Hartman has been designated independent lead director.  This structure creates efficiency in the preparation of the meeting agendas and related board materials as the Corporation’s Chief Executive Officer works more directly with those preparing the necessary board materials and is more connected to the overall daily operations of the Corporation. Agendas are also prepared with the permitted input of the full board of directors allowing for any concerns or risks of any individual director to be discussed as deemed appropriate. The designation of a lead independent director also allows the Corporation to benefit from Mr. Hartman’s experience and leadership in previous executive positions within larger financial institutions.

RISK OVERSIGHT

Each member of the board of directors has a responsibility to monitor and manage risks faced by the Corporation.  At a minimum, this requires the members of the board of directors to be actively engaged in board discussions, review materials provided to them, and know when it is appropriate to request further information from management and/or engage the assistance of outside advisors.  Furthermore, because the banking industry is highly regulated, certain risks to the Corporation are monitored by the board of directors through its review of the Corporation’s and the Bank’s compliance with regulations set forth by the banking regulatory authorities.  Because risk oversight is a responsibility for each member of the board of directors, the board of directors’ responsibility for risk oversight is not concentrated into a single committee.  Instead, oversight is delegated, to a large degree, to the various board committees. These committees meet formally, as needed, to discuss risks and monitor specific areas of the Corporation’s performance with their findings reported at the next scheduled full meeting of the board of directors.  In addition, the board of directors’ meeting agendas allow for the continuous oversight of risk by providing an environment which encourages the directors to ask specific questions or raise concerns and allots them sufficient time and materials to do so effectively.  The overlap of committee membership provides a broad perspective of various risks and the actions undertaken to manage risks in today’s environment.

COMPENSATION DISCUSSION AND ANALYSIS

General

Rules and Responsibilities

The primary purpose of the Corporation’s Compensation Committee is to periodically review and recommend to the independent directors of the Corporation the compensation for the Corporation’s directors and certain senior executive officers (the “Tier 1 Executives”), and to periodically review the compensation of the other executive officers and employees of the Corporation as determined by the Salary Committee created during 2009 (discussed below).  The Committee also has overall responsibility for recommending, approving and evaluating the compensation plans, policies and programs of the Corporation and its subsidiaries.  Direct responsibilities of the Committee include:

•
At least annually reviewing and approving corporate goals and objectives relevant to the compensation of the Tier 1 Executives, evaluating the performance of Tier 1 Executives in light of such goals and objectives, and recommending to the independent directors the compensation levels of the Tier 1 Executives, including base salary, annual incentive opportunity level, long-term incentive opportunity level, and the terms of any agreements, based on such evaluation.  In recommending the long-term incentive component of the compensation of the Tier 1 Executives, the Committee considers the Corporation’s performance and relative shareholder return, the value of similar incentive awards to senior executive officers at comparable companies, the awards given to the Tier 1 Executives in past years, and other factors it deems appropriate.

•
At least annually reviewing the material performance criteria used by the Salary Committee in evaluating executive officers other than the Tier 1 Executives and the material criteria used in establishing appropriate compensation, retention, incentive, severance, and benefit policies and programs applicable to such executive officers.

•
Periodically reviewing and making recommendations to the board of directors with respect to the adoption of or substantive changes in material employee benefit plans, bonus, incentive compensation, severance, equity-based or other compensation, or incentive plans of the Corporation and its subsidiaries.

•	Administering and having authority to recommend awards, subject to approval of the board of directors, under the Corporation’s long-term incentive plans, subject to the terms of the applicable plans.

•	Annually reviewing and determining the compensation of directors, subject to the approval of independent directors acting in executive session.

•
For so long as the Corporation has outstanding securities issued to the United States Department of the Treasury under the Troubled Asset Relief Program’s (“TARP”) Capital Purchase Program, reviewing executive compensation to ensure compliance with applicable legal requirements of that program.

The role of management is to provide the Committee with reviews and recommendations for the Committee’s consideration, and to manage the Corporation’s executive compensation programs, policies and governance (as they relate to compensation).  Direct responsibilities of management in this process include:

•	Providing an ongoing review of the effectiveness of the compensation programs, including competitiveness, and alignment with the Corporation’s objectives.

•	Recommending changes, if necessary, to ensure achievement of all program objectives.

•	Recommending compensation levels and/or incentive awards for key executive officers other than the Tier 1 Executives.

As described below, the Chief Executive Officer and the President of the Corporation also serve on the Salary Committee, which is responsible for determining certain compensation-related matters for officers of the Bank who are not Tier 1 Executives.

During 2009, the Compensation Committee recommended to the board of directors, and the board of directors approved, the creation of a separate “Salary Committee” to determine certain compensation-related matters for employees other than the Tier 1 Executive Officers.  With respect to these other employees, the Salary Committee generally sets: (i) the overall compensation strategy for each of these employees in order to align the compensation mix (including differences in the relative mix of compensation between these various levels of executive management) with the Corporation’s overall philosophy; (ii) the performance standards for each of these employees by title; and (iii) the base and annual target incentive compensation for each of these employees (including the types of performance criteria to be used to determine incentive compensation, which shall align the performance of these employees to the Corporation’s overall performance objectives established by the board of directors).  The Salary Committee consist of two inside directors (the Chief Executive Officer and the President) and the head of Human Resources (in consultation with the Chief Financial Officer with regard to financial planning objectives and in consultation with the Senior Risk Officer with regard to TARP Capital Purchase Program compliance) to recommend the appropriate base salary and the qualitative as well as quantitative compensation benchmarks to be used to evaluate the individual performance thresholds.

During 2009, the Committee retained the services of Mosteller and Associates as compensation consultants to assist in the continual development and evaluation of compensation policies and the Committee’s determinations of compensation awards.  The role of Mosteller and Associates is to provide independent, third-party advice and expertise in executive compensation issues.  Mosteller and Associates was solely an advisor to the Committee, and did not provide other services to the Corporation or Bank. Mosteller and Associates provided salary surveys and other compensation consulting services during 2011 for the Compensation and Salary Committees.

Discussion of the Compensation Discussion and Analysis with Management and Advisors

The Committee Chair has discussed the Compensation Discussion and Analysis with members of management, including the Chairman and Chief Executive Officer and the President and Chief Operating Officer of the Corporation.  The Committee Chair has also discussed the Compensation Disclosure and Analysis with the Corporation’s outside legal counsel, Stevens & Lee, P.C. and Mosteller and Associates, a compensation advisor to the Committee.

Executive Compensation Program Objectives

1.  Compensation Objectives

The chief compensation objectives of the Corporation for executive officers and directors are to (i) establish compensation programs that are competitive in the banking industry so that the Corporation can attract, motivate and retain talented, competent and experienced management and directorship, (ii) set compensation based upon certain performance measurements so that pay is aligned with performance, (iii) benchmark the Corporation’s performance against peer groups (see below for description) to verify that pay levels versus performance are consistent with pay/performance levels in the banking industry, and (iii) align the objectives of the Corporation’s management and directorship with the objectives of the Corporation’s shareholders.

Overall, the Corporation strives to design its compensation program to permit the Corporation to:

•	support its business plan and strategy by clearly setting forth what is expected of executives with respect to financial results and goals and by rewarding achievement of said results and goals;

•	allow for recruiting and retaining executive talent; and

•	align management performance and their interests with the interests of the Corporation’s shareholders.

During 2009, the Committee engaged Mosteller and Associates to update its previous report, issued in June 2007, on executive compensation for the Corporation. The updated Mosteller Report, dated July 14, 2009 and revised in December 2009 (the “Mosteller Report”), included an analysis of the Tier 1 executive positions at the Corporation compared to published databases including Watson Wyatt (regional banks in Mid-Atlantic region and nationwide with asset size from $900 million to $2 billion); CompAnalyst (financial services firms in Mid-Atlantic with average asset size $1-$10 billion); ERI (financial services firms in Mid-Atlantic with average asset size $1.5 billion) and to a custom peer group consisting of 19 regional banks  selected by Mosteller which were deemed by Mosteller to be regionally comparable to the Corporation. The data from the custom peer group was accorded the greatest weight by the consultant.  The data for the peer group was gathered from each institution’s 2009 proxy statements and included executive compensation reported for 2008.

Of the nineteen regional financial institutions selected by the consultant, thirteen of the institutions were located in Pennsylvania, two in New Jersey, one in Maryland, one in Delaware, and two in New York.  The institutions ranged in asset size from $950 million to $2.1 billion.

The depository institutions used in the peer group were as follows:

1st National Community Bancorp	Abington Bancorp	ACNB Corp.
Alliance Financial Corp.	AmeriServ Financial Corp.	The Bancorp, Inc.
Bryn Mawr Bank Corp.	Canandaigua National Corp.	Center Bancorp, Inc.
Citizens & Northern Corp.	First Chester County Corp.	Orrstown Financial Corp.
Parkvale Financial Corp.	Peapack-Gladstone Financial Corp.	Metro Bancorp
Republic First Bancorp Inc.	Shore Bancshares, Inc.	Univest Corporation of PA.
VIST Financial Corp.

Certain of the major conclusions included in the 2009 Mosteller Report utilized by the Committee were as follows:

•
Base pay for the five Tier 1 executive positions is competitive with base salaries in the peer group, with the exception of the base salary for the Chief Executive Officer, which was substantially below peer levels.

•
With respect to total compensation, based on peer group comparison, Royal was substantially below market for the Chief Executive Officer and Chief Financial Officer positions and below, but within 20% of, the market for the other three Tier 1 Executive positions.  The absence of an annual bonus was a major reason for the disparity between the Corporation’s Tier 1 Executives and comparable peer positions.

2.   Intent of Program Design

The Corporation has historically sought to achieve its compensation objectives by offering the following key elements of executive compensation:

•	base salary;

•	performance-based bonus program, paid in cash;

•
periodic (generally annual) grants of long-term, equity-based compensation;  This is comprised generally of stock option grants, however, a portion of this element may be paid in the form of restricted stock and other types of long-term, equity-based components (subject to Committee recommendation and independent director approval).  Awards of restricted stock will be generally performance-based, requiring the achievement of specific goals; and

•	Supplemental Executive Retirement Plan.

The Corporation intends that the design of the elements of its compensation program reward executive management and directorship for profitability, longevity, profitable growth, price appreciation of the Corporation’s stock and having high standards of ethics and integrity.

Throughout its history, the Corporation had focused to a great extent on profitability.  Accordingly, in the past, the Corporation desired to attract executive talent that was bottom-line oriented and was willing to have a larger part of his or her salary subject to profit performance.  Therefore, in previous years, executive officers of the Corporation had a larger portion of their cash compensation earned under a performance plan in which net income was the key element, than did executive officers of many of the Corporation’s peers.  Commencing in 2008, the Corporation adopted a policy of tying incentive compensation to the attainment of long-term strategic objectives as approved from time to time by the Board of Directors.  Accordingly, the incentive compensation formula of the past was suspended and current total compensation parameters have been frozen pending a return to improved performance, and, at such time, the ability to receive bonuses or other forms of equity compensation will be aligned with the attainment of specific metric objectives contained in the Corporation’s annually updated strategic plan.  All performance pay plans also contains provisions that the amount due an executive under the plan can be reduced or eliminated altogether for unethical behavior.

To encourage employee retention and long-term service to the Corporation, the Corporation offers an omnibus long-term incentive plan, intended to focus executives on market appreciation of the stock price, thereby further aligning the interests of the executives with those of the Corporation’s shareholders under which the Committee could recommend the issuance of stock options, restricted stock (generally performance-based, requiring the achievement of specific goals primarily tied to the Corporation’s long-term strategic plan) and other long term equity compensation (subject to subsequent full Board of Directors approval).  In addition, the Corporation provides a Supplemental Executive Retirement Plan and employment contracts to certain executive officers.

As further described herein, certain elements of the Corporation’s executive compensation program are affected by the Corporation’s participation in the TARP Capital Purchase Program.  Those restrictions and limitations will generally continue to apply during the time that the Department of the Treasury continues to hold the Series A Preferred Stock issued in February 2009.

3.  Elements of Compensation

Base Salary

The objective of base salary is to reflect job duties, inherent value of the executive to the Corporation, and performance of the executive considering market competitiveness.

The Committee has and continues to rely, in large part, on the Mosteller Report to determine base salary for the Tier 1 Executives.  The amount of any increase in the base salaries from year to year and the base salaries are evaluated by the Committee using a number of factors, including the following:

•	Requirements and responsibilities of the position along with, if available, salary norms for executives in comparable positions at peers;

•	Expertise of the individual executive;

•	Market competition for services of similar executives;

•	Advice from Mosteller and Associates, and any other third-party advisor that the Committee may engage; and

•	Recommendations of the Chief Executive Officer (except with respect to his own compensation).

Base salaries are generally reviewed annually, with third-party analysis performed every two to three years.  The most recent third-party analysis of base salaries was performed by Mosteller and Associates commencing in the second quarter of 2009 and resulting in the issuance of the Mosteller Report (referenced above).

Messrs. McSwiggan and Kuehl are employed pursuant to written employment agreements while the employment agreements of Messrs. Tabas and Stempel, III expired in February of 2011. These agreements are described under the caption Employment Agreements below.

For 2011, the Committee elected not to increase the base salaries of, and not to award any cash or other bonuses or grant any long-term equity based compensation to, the Corporation’s named executive officers.

Performance-Based Bonus Plan

The Corporation’s objective under the Performance-Based Bonus Plan (“Bonus Plan”) is to ensure that executive officers and staff are focused on profitability. The Committee has shifted its emphasis on payouts under the Bonus Plan to the attainment of the long-term strategic objectives of the Corporation as approved by the board of directors, which are updated at least annually.  As a result, the Committee intends that executive incentive compensation be tied to the attainment of those strategic objectives as well as the attainment of specific individual milestones in connection with the attainment of such strategic objectives and that; generally, the award of performance-based incentive compensation will be suspended until the Corporation returns to profitability.  The Committee reserves the right, however, to recommend to the independent directors an award for exceptional performance in individual circumstances.

For 2011, there were no payments made to any employee, including any of the named executives, under the Bonus Plan or otherwise.  In addition, as previously noted, during any time that the Corporation is participating in the TARP Capital Purchase Program, the Corporation would be  prohibited from making any bonus payments to its five most highly compensated employees other than in long-term restricted stock.  For 2011, the Committee did not recommend the issuance of any long-term restricted stock to any employee in lieu of payments under the Bonus Plan.

Long-term Incentive Compensation (Equity-based Plan)

The long-term incentive program, which is an equity-based omnibus long-term incentive plan approved by shareholders in 2007 (the “LTIP”), provides a periodic award, generally intended to be annual, to the named executive officers and other key staff members.  The chief program objective is to align executive officer compensation over a multi-year period directly with the interests of shareholders by rewarding the creation and preservation of long-term shareholder value.  In addition to providing for the issuance of incentive and nonqualified stock options, the LTIP contains a restricted stock component, which over the life of the LTIP may not exceed 250,000 shares of the 1,000,000 total shares authorized under the LTIP.  A restricted stock award is an award of common stock that is subject to restrictions on transfer until certain vesting requirements, which may include one or more performance goals set by the Committee.  The Committee recommends, subject to board of directors approval, the terms and conditions of each restricted stock award.  By permitting the use of vesting provisions and performance criteria for awards, the program is intended to encourage executive officers to create and maintain stock value, while also providing an incentive to continue employment with the Corporation, thus helping the Corporation to retain talented, motivated and forward-thinking executives.

Under the provisions of the former stock option plan which expired in 2007 (the “1990 Option Plan”), long-term awards made under that program were generally in the form of stock options that expired 10 years following the date of the award and vested at 20% per year.

Stock options granted under the 1990 Option Plan generally expire immediately following separation of employment, except upon a board of directors’ approved retirement, death or disability, in which case a 90 day extension is provided.  Under the current LTIP, if a participant terminates employment or service due to death, disability, retirement, or is involuntarily terminated other than for cause, the participant may exercise a vested stock option at any time within five years after such termination (unless a shorter time period is provided in the grant agreement), up to the expiration date of the term of such stock option.  If a participant voluntarily terminates employment or service (other than by reason of retirement), the participant may exercise a vested stock option at any time within three months after such termination (unless a shorter time period is provided in the grant agreement), up to the expiration date of the term of such stock option.  If a participant’s termination is for cause, the participant forfeits all outstanding stock options.  The board of directors also has the ability to terminate outstanding stock options if the board of directors determines that the participant has engaged in a “harmful activity” in relation to the Corporation (generally, certain unauthorized uses of confidential information or the solicitation of employees or customers during or for a period of six months following employment).

No shares of restricted stock were granted under the LTIP to any participant, including the Tier 1 Executives, during 2011, 2010 or 2009.

No stock options were granted under the LTIP to any participant, including the Tier 1 Executives during 2011, 2010 and 2009.

Under the LTIP, each participant is granted an award by job title within each job title class to which that participant is assigned (Tier 1 or Tier 2).  For 2008, the Committee set a percentage mirroring the ratio of the participant’s base salary in relation to the aggregate base salary of all participants with similar job titles.  The Committee also sets an aggregate number of stock options to be awarded under the LTIP for a respective year and allocates that aggregate award among the job title classes (“Class Award”).  The Class Award is then multiplied by the participant’s individual percentage (calculated as per above) to arrive at the specific stock option award granted to that participant.  In 2008, consistent with the Committee’s practice in prior years, the Compensation Committee requested that management propose the amount and value of stock options to be granted to Tier 1 Executives and the Tier 2 employees.  Upon review of the proposal submitted by management, the Compensation Committee met with its outside compensation consultant, Mosteller and Associates, to review the proposed option grants.  The Committee, considering the advice of its compensation consultant, concluded that a larger benefit should be accorded to Tier 2 employees as an added incentive to direct the Bank’s future performance back to historically high levels.  The Committee requested that the consultant prepare a recommendation which reduced Tier 1 executive options by 30%, reduced the non-employee director options by 15% and increased the options to be awarded to Tier 2 employees by the proportionate difference.

The exercise or strike price for a stock option under the LTIP is set at fair market value, defined as the closing trading price for the Corporation’s stock on the NASDAQ Stock Market on the date of grant.  The Corporation will not grant stock options with exercise prices below fair market value.  The Corporation will not reduce the exercise price of outstanding options below the fair market value exercise price that was set at the original time of grant.

As indicated, there were no awards made to any employee including the Tier 1 Executives, under the LTIP for 2011. Our ability to make such awards is restricted during the period we continue to participate in TARP. See “Compliance with Current Treasury Programs on Executive Compensation” below for more information. For information on outstanding options or restricted stock awards granted to the named executive officers, please see the information below under the caption “Outstanding Equity Awards” table.

Supplemental Executive Retirement Plan

The Corporation maintains a non-contributory, non-qualified, defined benefit pension plan commonly know as a Supplemental Executive Retirement Plan or SERP.  Twenty-six persons are currently participants in the SERP.  The SERP is a non-qualified, defined benefit plan.  The Committee selects key employees to participate in the SERP based on their perceived value to the Corporation, their position and labor market competition for individuals in similar job positions and similar talent.  Messrs. Tabas, McSwiggan and Stempel participate in the SERP.  The SERP provides retirement benefits under trust contracts, funded by death benefits payable under corporate owned and bank owned life insurance contracts.  For additional information, please see the information under the caption “Retirement Plans.”

Benefit and Perquisite Payments for 2011

Prior to January 2010, the Corporation had historically made payments in addition to base salary to the Tier 1 Executives for auto allowances, country club dues, and/or director fees.  Effective January 1, 2010, for 2010 and for each year thereafter, the Corporation, in order to promote greater transparency and to facilitate comparability to peer group analyses utilized by the Committee, will no longer pay the Tier 1 Executives for these items as such, but will, commencing in 2010 and thereafter, add the cash equivalent to the respective base salary of the affected executive officers.  To adjust for the elimination of these benefit and perquisite payments, the base salaries of the Tier 1 Executives were increased for the 2010 calendar year to the following amounts:  Robert R. Tabas -- $256,500; James J. McSwiggan -- $367,000; Murray Stempel, III -- $227,000; and Robert A. Kuehl -- $196,000.

4.  Compliance with Current Treasury Programs on Executive Compensation

In connection with our issuance to the United States Department of the Treasury (“Treasury”) of Series A Preferred Stock and an accompanying warrant on February 20, 2009, we agreed that our compensation, bonus, incentive and other benefit plans, arrangements and agreements, including severance and employment agreements, will comply with the executive compensation and corporate governance requirements of Section 111(b) of the Emergency Economic Stabilization Act of 2008 (the “EESA”) and applicable guidance or regulations issued by the Secretary of the Treasury. Those restrictions include, among other things, limits on compensation to exclude incentives for “senior executive officers,” as defined below, to take unnecessary and excessive risks that threaten the value of the institution receiving funds made available by the Treasury under the Capital Purchase Program or any other obligation arising from financial assistance provided under the TARP created by the EESA during the period while any TARP obligation remains outstanding.

Under the EESA, the applicable executive compensation restrictions apply in 2011 to the compensation of our Chief Executive Officer, Chief Financial Officer and our next three most highly compensated executive officers (collectively, the “senior executive officers”). In some cases, as a result of the passage of the American Recovery and Reinvestment Act of 2009 discussed below, the executive compensation restrictions may also apply to certain non-senior executive officers. In addition, in connection with the issuance of the Series A Preferred Stock to Treasury, each of the senior executive officers and certain other employees were required to execute a waiver of any claim against Treasury or the Corporation for any changes to such person’s compensation or benefits that are required to comply with Treasury regulations.

On February 17, 2009, the American Recovery and Reinvestment Act of 2009 (“ARRA”) was signed into law. The ARRA amended Section 111(b) of the EESA in its entirety.  The ARRA had significant implications on the compensation arrangements of institutions, such as the Corporation, which accepted government funds under the Capital Purchase Program or other assistance under TARP. The ARRA directs the Secretary of the Treasury to establish standards and promulgate regulations on executive compensation practices of TARP Capital Purchase Program recipients, which generally had the effect of restricting program participants’ compensation practices. The ARRA’s restrictions apply to the Corporation, its compensation policies and its executive officers and certain other highly compensated employees in several ways, including the following:

•
Bonuses and Incentive Compensation: The Corporation is generally prohibited from paying or accruing certain bonus, retention award or incentive compensation to certain highly compensated employees. This restriction applies to the Corporation’s five most highly compensated employees (or such higher number as the Secretary of the Treasury may determine is in the public interest).  The statute also permits bonus, retention or incentive compensation paid to subject employees in the form of restricted stock provided that: the vesting period is a minimum of two years; the restricted stock does not fully vest during the period in which Treasury retains its investment (for each 25% of total assistance repaid, 25% of the award may become vested); and the amount of restricted stock granted is not greater than 1/3 of the total amount of annual compensation of the employee receiving the restricted stock.  The Corporation is generally prohibited from paying or accruing any bonus, retention award, or incentive compensation to the Corporation’s five most highly compensated employees (whether or not they are also executive officers).

•
Severance Payments: The TARP Capital Purchase Program previously imposed limitations on the ability of the Corporation to make “golden parachute payments” to the Corporation’s top five senior executive officers (i.e., an individual who is the CEO, CFO, or one of the next three most highly compensated executive officers, who are identified in the Corporation’s Annual Report or Proxy Statement for a given year, reporting compensation for the immediately preceding fiscal year). The ARRA expanded the application of the golden parachute limitations to the next five most highly compensated employees of the Corporation. A “golden parachute payment” includes any payment for departure from a company for any reason, except for payments for services performed or benefits accrued.  It includes the acceleration of vesting of equity awards or other compensation.  A golden parachute payment does not include certain payments from qualified or similar plans; for current or prior services that would be made regardless of whether the employee departs; or from welfare benefit plans and deferred compensation plans if specific requirements are satisfied.

•
Clawbacks: The ARRA requires recipients to recover (or “clawback”) any bonus, retention award, or incentive compensation paid to any one of its top five senior executive officers or to any of the next five most highly compensated employees and its next 20 most highly compensated employees based on statements of earnings, revenues, gains, or other criteria that are later found to be based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria. Furthermore, the ARRA requires the Secretary of the Treasury to review bonuses, retention awards and other compensation paid to the senior executive officers and the next 20 most highly compensated employees to determine whether such payments were consistent with the purposes of the EESA, the ARRA, and TARP Capital Purchase Program and in the public interest. The Corporation is required to exercise its claw-back rights except in limited circumstances.

•	Anti-Manipulation. The ARRA prohibits any compensation plan that would encourage manipulation of reported earnings to enhance the compensation of any of the Corporation’s employees.

•
No Gross-Ups.  The Corporation is prohibited from providing any gross-ups to its senior executive officers and next 20 most highly compensated employees. For this purpose, a “gross-up” is defined as any reimbursement for taxes owed with respect to any compensation, other than certain payments under a tax equalization agreement.

The ARRA also affects certain other executive compensation policies and practices:

•
The Corporation’s Chief Executive Officer and Chief Financial Officer are required to provide a written certification to the SEC of compliance with the executive compensation restrictions described in the EESA, as modified by the ARRA.

•
The Board of Directors enacted a company-wide policy regarding excessive or luxury expenditures on October 21, 2009. This includes policies on entertainment, events, office and facility renovations, air and other travel and other activities or events that are not reasonable expenditures for staff development, reasonable performance incentives or other similar measures conducted in the normal course of business. The Corporation’s excessive and luxury expenditures policy is posted on its website at www.royalbankamerica.com under the heading “Regulatory Filings” located on the “Investor Relations” page.

•
For years in which Treasury owns shares of the Series A Preferred Stock, the Corporation may not claim a deduction on compensation paid to a senior executive officer in excess of the $500,000 compensation deduction limit of Section 162(m)(5) of the Internal Revenue Code. Moreover, the exception contained in Section 162(m) of the Code for performance-based pay not counting against this limit, will not be available.

•
For years in which Treasury owns shares of the Series A Preferred Stock, the Corporation is required to submit a proposal allowing our shareholders to cast an advisory vote on the compensation paid to our named executive officers pursuant to the policies and programs described in the Compensation Discussion and Analysis and disclosed in the tables and narrative disclosure included in this Proxy Statement.

The compensation awarded to, earned by or paid to employees of the Corporation, including the named executive officers, for 2011 was subject to and complied with the requirements applicable to participants in the TARP Capital Purchase Program.

In connection with our participation in the Capital Purchase Program, the Compensation Committee of the Board of Directors discussed, evaluated, and reviewed with the Corporation’s Senior Risk Officer all of the Corporation’s employee compensation programs in light of the risks posed to the Corporation by such programs and how to limit such risks and to assess whether any aspect of these programs would encourage any of our employees to manipulate reported earnings to enhance their compensation. The Compensation Committee of the board of directors also discussed, evaluated, and reviewed with the Corporation’s Senior Risk Officer all of the compensation programs in which the named executive officers participate to assess whether any aspect of these programs would encourage any of our named executive officers to take any unnecessary or excessive risks that could threaten the value of the Corporation.  The Compensation Committee met with the Corporation’s Senior Risk Officer on June 22, 2011 and December 14, 2011 with respect to the foregoing.

At the end of this review, the Compensation Committee concluded that none of our current compensation programs for our named executive officers encourage excessive and unnecessary risk-taking that would threaten the value of the Corporation and that none of our employee compensation programs pose any unnecessary risks to the Corporation or encourage the manipulation of earnings to enhance the compensation of our employees. A summary of the Compensation Committee’s rationale for this conclusion for each compensation program is set forth below.

Compensation Program	Reason Why Program Does Not Encourage Excessive and Unnecessary Risk or the Manipulation of Earnings

Base Salary and Health and Welfare Benefits	•	Compensation levels are generally fixed for these programs and changes are primarily driven by comparisons to peers. Current compensation levels are comparable to or below our peers.
	•	While increases in base salary may result from individual performance, the Corporation’s overall performance and salaries paid by peers are primarily considered before granting such an increase.

Perquisites	•	Compensation levels are generally fixed for these programs and changes are driven by comparisons to peers, not individual performance.
	•	Beginning in 2010 and thereafter, the Corporation will no longer make separate payments to executive officers for perquisites.

SERP	•
Long vesting periods discourage our employees from engaging in activities that could result in their termination, including activities that pose excessive and unnecessary risks to the Corporation’s value.

	•	Caps exist on the amounts distributed.

Employment Agreements	•	Compensation levels are generally fixed for these programs and changes are driven by comparisons to peers.
	•	Certain provisions are inducements to join the Corporation, and are not intended to affect future performance, and thereby do not encourage risk taking activities.
	•	Executive officers will not receive severance payments in the event of their termination in accordance with Section 111 of EESA.

Performance-Based Bonus Plan	•	Awards are subject to recovery by the Corporation in the event the payment was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.
	•	This Plan has been suspended until profitability improves.
	•	ARRA prohibits bonus payments to the five most highly compensated employees.
	•	Awards are subject to forfeiture in the event of unethical behavior.

Compensation Program	Reason Why Program Does Not Encourage Excessive and Unnecessary Risk or the Manipulation of Earnings

Long-Term Incentive Compensation Plan (Equity Based)	•	Awards are subject to recovery by the Corporation in the event the payment was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.
	•	Vesting schedules can be matched to align with timetables for Corporation’s long-term goals.
	•	The five most highly compensated employees are not eligible to receive stock options under ARRA.
	•	The size and the vesting of any restricted stock awards to the Corporation’s five most highly compensated employees are restricted under ARRA.
	•	No awards were made under Plan for 2011.

III. Director Compensation

Similar to executive officers and staff, the Corporation desires to attract and retain talented, motivated and competent directors for its board of directors.  The Corporation has established key objectives for board compensation of encouraging longevity and attendance at meetings. To facilitate this, the Corporation has designed compensation and long-term incentives for its board members. Please see the below “Director Compensation Table” section for more information and narrative.

IV. Tables and other narrative disclosures

Summary Compensation Table

Below is the “Summary Compensation Table” for the principal executive officer, the principal financial officer, and the two other most highly compensated executive officers serving at the end of 2011.

Summary Compensation Table
							Change In Pension Value
						Non -Equity	and Nonqualified	All Other
				Stock	Option	Incentive Plan	Deferred Compensation	Compensation	Total
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings
Position	Year	($)	($) (1)	($)	($) (2)	($)	($) (3)	($) (4)	($)

Robert R. Tabas	2011	256,500	-	-	-	-	166,418	2,500	425,418
Principal Executive Officer	2010	256,500	-	-	-	-	116,231	-	372,731
Chairman and CEO	2009	214,750	-	-	-	-	43,002	59,200	316,952

James McSwiggan	2011	367,000	-	-	-	-	(63,574)	2,500	305,926
President and COO	2010	367,000	-	-	-	-	275,809	-	642,809
	2009	325,000	-	-	-	-	161,801	58,900	545,701

Murray Stempel III	2011	227,000	-	-	-	-	136,696	2,500	366,196
Vice Chairman	2010	227,000	-	-	-	-	97,627	-	324,627
	2009	183,560	-	-	-	-	36,430	59,200	279,190

Robert A. Kuehl	2011	206,000	-	-	-	-	-	2,500	208,500
Principal Finanical Officer	2010	200,049	-	-	-	-	-	-	200,049
Chief Financial Officer	2009	184,231	-	-	-	-	-	6,500	190,731

(1)	The bonus payments to the above named executive officers are performance based and tied to goals set by the Compensation Committee.
(2)
Amounts calculated using the provisions of Financial Accounting Standards Codification Topic 718.  Amounts represent the aggregate grant date fair value of stock options and restricted stock awards made during the applicable fiscal year.  The assumptions used in the calculation of these amounts are included in Note 16 “Stock Compensation Plans” in the “Notes to Consolidated Financial Statements” included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

(3)
The Corporation’s non-qualified deferred compensation plan provides retirement benefits that are based upon years of service and the employee’s compensation. The increase in value reflects the increase in number of years of service in 2011. See Note 16 “Pension Plans” within the Annual Report on Form 10-K.

(4)	Please see the table below for a breakdown of the terms and amounts comprising All Other Compensation.

The following table sets forth information identifying the items and amounts that comprise All Other Compensation reflected in the “Summary Compensation Table” above.

Components of All Other Compensation
			401(k)
		Automobile	Employer	Director	Club dues	Other
Name and Principal		Benefit	Contribution	Fees	Allowance	Compensation	Total
Position	Year	($)	($)	($)	($)	($) (1)	($)

Robert R. Tabas	2011	-	2,500	-	-	-	2,500
Principal Executive Officer	2010	-	-	-	-	-	-
Chairman and CEO	2009	12,000	-	42,200	5,000	-	59,200

James McSwiggan	2011	-	2,500	-	-	-	2,500
President and COO	2010	-	-	-	-		-
	2009	12,000	-	41,900	5,000	-	58,900

Murray Stempel III	2011	-	2,500	-	-	-	2,500
Vice Chairman	2010	-	-	-	-	-	-
	2009	12,000	-	42,200	5,000	-	59,200

Robert A. Kuehl	2011	-	2,500	-	-	-	2,500
Principal Financial Officer	2010	-	-	-	-	-	-
Chief Financial Officer	2009	4,800	-	-	-	1,700	6,500

(1)	For Mr. Kuehl the Other Compensation reflects fees received for attending Board of Directors meetings.

The Corporation had historically paid the named executive officers for certain of  the amounts reflected in the  table to facilitate sales generation, assist the executive with the exercise of his duties or because the payments were  competitive with what peers provided in the market.  As discussed in the “Compensation Discussion and Analysis,” for 2010 and thereafter, payments for auto allowance, director fees and club dues have been discontinued.  The table does not include benefits provided all employees under plans such as medical health coverage, disability coverage, life insurance and benefits made available under cafeteria plans.

Grants of Plan-Based Awards- 2011

Management of the Corporation utilizes input from professional advisors, publications and similar sources in determining practices and terms of the LTIP to develop recommendations to the Committee.  This would also include recommending new key staff as participants in the LTIP.  Management may also from time to time give the Committee input on the aggregate amount of options and/or restricted stock to be awarded under the LTIP during a fiscal year, and changes to award allocation methods.  Management does not make any recommendation on awards for the Chief Executive Officer.  The Committee then takes the input from management and consults with its compensation consultant, Mosteller and Associates, and other advisors in formulating the Committee’s recommendation to the independent directors for the adoption of any plan changes, allocation changes or awards of stock options and or restricted stock. In general, any actions that the Committee takes with respect to the grants of awards and the terms and conditions of such awards and the modification thereof are subject to the review and approval by the full board.  The grants are issued on the date the board of directors provides its approval after considering the Committee’s recommendation.

There were no grants of stock options to the named executive officers during 2011.

Outstanding Equity Awards Table

The table that follows provides information on outstanding stock options awarded to the named executives as of December 31, 2011.  Each stock option grant vests ratably 20% per year beginning on the first anniversary of the grant date.  Each restricted stock award vests three years from the grant date.

Outstanding Equity Awards Table

	Option Awards					Stock Awards
			Equity Incentive
			Plan Awards
	Number of	Number of	Number of			Number of	Market Value
	Securities	Securities	Securities			Shares or Units	of Shares or
	Underlying	Underlying	Underlying	Option		of Stock That	Units of Stock
	Unexercised	Unexercised	Unexercised	Exercise	Option	Have Not	That Have
Name and Principal	Options (#)	Options (#)	Unearned	Price	Expiration	Vested	Not Vested
Position	Exercisable	Unexercisable	Options(#)	($)	Date	(#)	($)

Robert R. Tabas	9,920	-	-	$17.91	04/19/12	-	$-
Principal Executive Officer	9,497	-	-	$18.27	04/21/13	-	$-
Chairman and CEO	20,679	-	-	$22.38	04/22/14	-	$-
	9,333	-	-	$21.88	06/16/15	-	$-
	11,901	-	-	$21.78	06/29/16	-	$-
	4,389	1,097	-	$20.08	07/18/17	-	$-
	5,610	3,740	-	$4.50	10/07/18	-	$-

James J. McSwiggan	12,591	-	-	$17.91	04/19/12	-	$-
President and COO	11,344	-	-	$18.27	04/21/13	-	$-
	24,700	-	-	$22.38	04/22/14	-	$-
	11,130	-	-	$21.88	06/16/15	-	$-
	14,225	-	-	$21.78	06/29/16	-	$-
	5,243	1,311	-	$20.08	07/18/17	-	$-
	6,690	4,460	-	$4.50	10/07/18	-	$-

Murray Stempel, III	7,629	-	-	$17.91	04/19/12	-	$-
Vice Chairman	7,914	-	-	$18.27	04/21/13	-	$-
	17,231	-	-	$22.38	04/22/14	-	$-
	7,779	-	-	$21.88	06/16/15	-	$-
	10,160	-	-	$21.78	06/29/16	-	$-
	3,680	920	-	$20.08	07/18/17	-	$-
	4,680	3,120	-	$4.50	10/07/18	-	$-

Robert A Kuehl	3,900	2,600	-	$4.50	10/07/18	-	$-
Principal Financial Officer
Chief Financial Officer

Option Exercises and Stock Vested Table

There were no stock options exercised by any of the named executive officers and no stock awards vested for any of the named executive officers during 2011.

Retirement Plans

In order to be competitive in the labor market for executive officers and other key staff, the Corporation provides retirement benefits under the SERP.  In addition to being competitive, offering the SERP helps meet the Corporation’s objective of retaining and attracting executive talent.

The SERP is a non-contributory, non-qualified, defined benefit pension plan.  This plan provides for retirement benefits to certain employees under a trust contract.  The SERP is unfunded, but death benefits payable under certain life insurance contracts fund a trust which will reimburse the Corporation for retirement benefits paid to participants.

Benefits under the SERP are based on the participants number of credited years of service, a percentage of the average of the highest consecutive three years base salary, for certain executive officers 25% of the average of the performance bonus paid during the highest consecutive three years of base salary, multiplied by a percentage set for each class of participant.  Except for eleven employees who are vested in the SERP, any participant must be employed until retirement age to receive plan benefits.  Any participant who was added to the SERP on or after January 1, 2003 must have 10 consecutive years of service with the Corporation in order to be eligible for retirement benefits under the SERP.  Benefits payable under the SERP are limited by annual caps.  For the below chart, all of the executives named in the “Summary Compensation Table” are in Group 1. The caps and percentages applicable to each group are set forth below:

Class	Annual Cap		Percentage of Base	Percentage of Bonus

Group 1	$185,000	Base component	50%	25%
	$80,000	Bonus component

Group 2	$50,000		35%	0%

Group 3	$20,000		20%	0%

Retirement age under the SERP is 60 years of age.  Actuarial equivalent means with respect to a given benefit, any other benefit provided under the terms of the SERP which has the same present or equivalent value on the date the given benefit payment commences, based on the use of actuarial equivalent factors adopted by the Corporation and being used to value the SERP liabilities at the time of the calculation.  Actuarial equivalence was determined using a 4% annual interest rate and current IRS mortality tables. The Corporation has engaged a third-party administrator who provides any required actuarial services.

Non-Qualified Deferred Compensation

The below table provides information on the estimated present value of retirement benefits payable under the SERP, the only retirement benefits offered by the Corporation outside of its 401(k) plan.  The value is based on the actuarial present value of the accumulated benefits provided under the plan.  Should a participant elect to retire at the early retirement age of 55, the benefits payable under the SERP are reduced by an actuarial equivalent of the amount of benefits that would be payable at normal retirement age of 60.

Please see above for information on how benefits payable under the SERP are calculated and applicable caps on benefits.  Retirement benefits are paid annually for the life of the participant, with a minimum guarantee of 10 years of benefits.  The Corporation accrues an expense each year for the cost of the SERP.  See below for information on how the accrual is made.

The following examples provide estimates of benefits payable to the named executives under the SERP.  Please note that the examples assume that the highest consecutive three year average base salary and performance bonus are the amounts listed for each named executive in the “Summary Compensation Table” and that each named executive retires at normal retirement age.

Using an average base salary of $198,133 and performance bonus of $141,782, which were derived from an average of the three highest consecutive years over a ten year period, Mr. Tabas would be entitled to 50% of $198,133, or $99,067 and 25% of $141,782, or $35,445.  The base salary cap of $185,000 and the performance bonus of $80,000 would not apply in this example, so the total annual benefit payable to Mr. Tabas would be $134,512.

Using an average base salary of $236,500 and performance bonus of $192,419, which were derived from an average of the three highest consecutive years over a ten year period, Mr. McSwiggan would be entitled to 50% of $236,500, or $118,250 and 25% of $192,419, or $48,105.  The base salary cap of $185,000 and the performance bonus of $80,000 would not apply in this example, so the total annual benefit payable to Mr. McSwiggan would be $166,355.

Using an average base salary of $166,500 and performance bonus of $139,473, which were derived from an average of the three highest consecutive years over a ten year period, Mr. Stempel would be entitled to 50% of $166,500 or $83,250 and 25% of $139,473 or $34,868.  The base salary cap of $185,000 and the performance bonus of $80,000 would not apply in this example, so the total annual benefit payable to Mr. Stempel would be $118,118.

The above are examples and not the actual retirement benefits that will be paid under the SERP to the named executives.  Actual benefits will be calculated in accordance with the terms of the SERP upon the actual retirement of the respective executive. As of December 31, 2011, Mr. Kuehl was not a participant in the Corporation’s SERP Plan.

The non-qualified deferred Compensation table presented on the next page is the aggregate amount of the present value accruals from the date the named executive became a participant in the SERP Plan through December 31, 2011.

Non- Qualified Deferred Compensation Table
Name and Principal Position	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Robert R. Tabas	Royal Bank America	25	$1,440,451	$-
Principal Executive Officer	Supplemental Executive Retirement Plan
Chairman and CEO

James J. McSwiggan	Royal Bank America	20	$1,811,468	$-
President and COO	Supplemental Executive Retirement Plan

Murray Stempel, III	Royal Bank America	18	$1,297,018	$-
Vice Chairman	Supplemental Executive Retirement Plan

Robert A. Kuehl	Royal Bank America	-	$-	$-
Principal Financial Officer	Supplemental Executive Retirement Plan
Chief Financial Officer

Under Generally Accepted Accounting Principles, the present value of the benefits to be received by the SERP participants over their actuarial lives, must be accrued and expensed by the Corporation during each year of the participant’s employment years with the Corporation.

Other than the SERP (described above), the Corporation does not maintain any non-qualified deferred compensation plans at this time.

Other Potential Post-Employment Payments

On February 20, 2009, we sold preferred stock to the Treasury under the TARP Capital Purchase Program.  As a result, pursuant to Section 111 of the EESA, we are prohibited from making any payments or accelerating any vesting with respect to our named executive officers and any of next five most highly compensated employees in connection with a separation from service or change in control (except for payments on account of death or disability or for services performed or benefits accrued) during the period in which any obligation arising from the sale of securities to Treasury remains outstanding.  In addition, as described in more detail in the “Compensation Discussion and Analysis,” our participation in the TARP Capital Purchase Program may prohibit our named executive officers from participating in the Corporation’s bonus and incentive programs as set forth in their employment contracts.

If our obligations to Treasury were no longer outstanding, following a Change in Control as defined in the Corporation’s equity compensation plans, all outstanding unvested stock options held by named executive officers would immediately vest.  Except for obligations under employment contracts to certain named executive officers as detailed below, the Corporation does not have any other potential post-employment payment obligations. The following descriptions of these agreements under “Employment Contracts” and the “Termination and Change in Control Provisions” are presented to show the Corporation’s obligations to the named executive officers as if our obligations to Treasury were no longer outstanding.

Employment Contracts

The Corporation and Royal Bank America are parties to employment contracts with James J. McSwiggan, President and Chief Operating Officer and Robert A. Kuehl, Chief Financial Officer. The employment contracts contain other potential post-employment payment obligations.

James J. McSwiggan:  Mr. McSwiggan has been employed as Chief Operating Officer of the Corporation and Royal Bank America pursuant to an employment contract originally effective as of August 20, 2004. Effective December 25, 2008, Mr. McSwiggan’s contract was amended to cover, among other things, his appointment as both President and Chief Operating Officer of the Corporation and Bank.  Under the terms of the amended contract, Mr. McSwiggan reports to the board of the directors of the Corporation and the Bank, and has such duties and responsibilities as may be assigned to him by the board of directors, including a specified set of duties set forth in the amended contract. The amended contract, which had a three-year term and expired on February 17, 2012, will be reviewed by the Compensation Committee during 2012 for potential renewal. Effective January 2, 2009, during the period in which Mr. McSwiggan serves as President of the Corporation and the Bank  the amended contract provided for a base salary  of $325,000 per year, which was increased in January of 2010 to $367,000 to incorporate into base salary the cash equivalent of the discontinued auto allowance, country club dues and director fees in accordance with the recommendations of Mosteller & Associates and the Compensation Committee as described the “Compensation Discussion and Analysis.”

Mr. McSwiggan’s base salary under this amendment is subject to adjustment in accordance with the following: (a) if the Corporation’s return on assets (“ROA”) for a given year is at least 0.50% and if the return on equity (“ROE”) for that same year is at least 4%, his annual base salary for the subsequent year will be increased to $377,000; (b) if the Corporation’s ROA for a given year is at least 0.70% and the ROE for that same year is at least 6%, his annual base salary for the subsequent year will be increased to $387,000; (c) if the Corporation’s ROA for a given year is at least 0.90% and the ROE for that same year is at least 8%, his annual base salary for the subsequent year will be increased to $407,000; (d) if the Corporation’s ROA for a given year is at least 1.2% and if the ROE for that same year is at least 11%, his annual base salary for the subsequent year  will be increased to $417,000; and (e) if the Corporation’s ROA for a given year is at least 1.5% and the ROE for that same year is at least 15%, his annual base salary for the subsequent year will  be increased to $417,000. Notwithstanding the formulaic salary increases based on performance contained in the contract,  Mr. McSwiggan is not entitled to receive any base salary increases unless and until a shareholder cash dividend program with respect to the Corporation’s common stock is put in effect; provided however, that if such a shareholder dividend program could be back into effect as a result of the favorable economic condition of the Corporation and the Bank and under applicable legal requirements, but the board of directors of the Corporation fails to declare a cash dividend, this restriction will not apply. Mr. McSwiggan is also eligible to receive equity-based, long-term incentive awards under the LTIP, and benefits from all other plans offered by the Corporation to all employees, such as health insurance, life insurance, and disability insurance.

Mr. McSwiggan’s employment contract provides for termination of his employment by the Corporation other than for “cause,” termination by him for “good reason” and termination in connection with a “change in control.”  Termination by the Corporation other than for “cause,” or termination by Mr. McSwiggan for “good reason” or in connection with a “change in control,” obligates the Corporation to certain payments and benefits to Mr. McSwiggan.  Please see the following “Termination and Change in Control Provisions” section for a description of these payments and benefits.  For Mr. McSwiggan, the Executive Termination Multiple used in the “Termination and Change in Control Provisions” section is defined as 2.99 and the Benefit Period is defined as three years.

Robert A. Kuehl:   Mr. Kuehl was named Chief Financial Officer of the Corporation and Royal Bank America effective June 16, 2008 pursuant to an employment contract effective on that date. The contract was automatically extended for two years in 2010 and expires on June 16, 2012. Under his contract, Mr. Kuehl has the duties and responsibilities customarily exercised by the person serving as chief financial officer of a company the size and nature of the Corporation.  The contract has a two-year term, and extends annually for a two-year period, unless terminated earlier in accordance with its terms.  The contract provided that Mr. Kuehl receive initial base salary of $180,000, which increased to $190,000 upon the first anniversary of the contract in accordance with the terms of the contract, was increased to $196,000 in January of 2010 to incorporate into base salary the cash equivalent of the discontinued auto allowance and director fees in accordance with the recommendations of Mosteller & Associates and the Compensation Committee as more fully described in the “Compensation Discussion and Analysis.” Mr. Kuehl’s annual salary was increased to $206,000 in August of 2010 in connection with a merit increase tied to performance and the Corporation’s desire to ensure a market based salary consistent with his position.

Mr. Kuehl is also eligible for an annual performance-based bonus and entitled to receive equity-based, long-term incentive awards under the LTIP, and benefits from all other plans offered by the Corporation to all employees, such as health insurance, life insurance, and disability insurance.  Mr. Kuehl’s contract provides for termination of his employment in connection with by him for “change in control.”  Termination in connection with a “change in control” obligates the Corporation to certain payments and benefits to Mr. Kuehl.  Please see the following “Termination and Change in Control Provisions” section for a description of these payments and benefits.  For Mr. Kuehl, the Executive Termination Multiple used in the “Termination and Change in Control Provisions” section is defined as 1.99.

Termination and Change in Control Provisions

Each employment contract for the named executive officers, except for Mr. Kuehl, has the following terms with respect to termination and change in control events:

Each executive may be terminated for “cause,” which is defined as (i) conviction of a felony or entering a guilty plea or nolo contendere to a felony; (ii) willful failure to follow instructions from the Corporation’s board of directors; (iii) willful failure to perform his duties; (iv) intentional violation of the provision of his employment contract; (v) dishonesty in the performance of his duties; (vi) removal or prohibition from being employed by a financial institution by order of a federal banking regulator; (vii) willful engaging in conduct injurious to the Corporation; (viii) breach of his fiduciary duty to the Corporation; (ix) willful violation of (a) any material law, rule or regulation applicable to the Corporation, (b) any cease and desist order issued by an applicable regulatory agency; (x) conduct on his part that brings public discredit to the Corporation or that is clearly contrary to the best interests of the Corporation; (xi) unlawful harassment against employees, customers, business associates, contractors or vendors of the Corporation; (xii) any act of fraud or misappropriation against the Corporation or its customers, employees, contractors or business associates; (xiii) intentional misrepresentation of a material fact, or intentional omission of information necessary to make the information supplied materially misleading, in application or other information provided by him to the Corporation in connection with his employment; and (xiv) the existence of any material conflict between the interest of the Corporation and him that is not disclosed in writing by him to the Corporation prior to action and approved by the Corporation’s board of directors.  Some of the foregoing for “cause” termination events have a right to cure period.

The Corporation has no obligations to the executive upon the executive’s termination for “cause.”

Each executive has the right to terminate his employment for “good reason” which is defined as (i) the assignment of duties and responsibilities inconsistent with his status of his position (as defined in the respective executive’s employment contract) with the Corporation; (ii) a reassignment which requires him to move his principal residence; (iii) any removal of him from office or employment, except for any termination for “cause” (see above); (iv) a reduction in his base salary as in effect on the date hereof or as increased from time to time; and (v) any failure of the Corporation to provide him with benefits as least as favorable as those enjoyed by him under any of the pension, life insurance, medical, health and accident, disability or other employee plans of the Corporation, or the taking of any action that would materially reduce any of such benefits unless such reduction is part of a reduction applicable to all employees.

If the executive terminates his employment with the Corporation for “good reason” or if the Corporation terminates his employment other than for cause, each executive is entitled to receive (i) the Executive Termination Multiple (as defined in each respective executive’s employment contract) times the sum of his “base amount” (as defined in Code Section 280G(b)(3) excluding any directors fees and income from the exercise of stock options, payable in a lump sum; (ii) for the Benefit Period (as defined in each respective executive’s employment contract) from the date of termination, or until he secures substantially similar benefits through other employment, whichever shall first occur, a continuation of all life, disability, medical insurance and other normal health and welfare benefits in effect with respect to him during the two years prior to his termination of employment, or if the Corporation cannot provide such benefits because he is no longer an employee, a dollar amount equal to the cost to him of obtaining such benefits (or substantially similar benefits), not to exceed 120% of the Corporation’s cost to provide such benefits to an employee; and (iii) to the extent the foregoing described payments, when added to all other amounts of benefits provided to or on behalf of him in connection with termination of his employment, would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code, such payments shall be retroactively (if necessary) increased to the extent necessary to cover such excise tax imposition. (See “II.  Executive Compensation Program Objectives – 4. Compliance with Treasury Program on Executive Compensation,” which discusses executive compensation limitations under EESA.)

The executive may separate from service 90 days following a change in control (as defined in each executive’s employment contract) if there shall be (i) any involuntary termination of his employment, other than for “cause” (see above); (ii) any reduction in his title, responsibilities, including reporting responsibilities, or authority, including such title, responsibilities or authority as such may be increased from time to time during the term of the employment contract; (iii) the assignment to him of duties inconsistent with his office on the date of the change in control or as same may be increased from time to time after the change in control; (iv) any reassignment of him to a location greater than 50 miles from the location of his office on the date of the change in control; (v) any significant reduction in his compensation as provided in the executives employment contract in effect on the date of the change in control or as the same may be increased from time to time after the change in control; (vi) any failure to provide him with benefits at least as favorable as those enjoyed by him under any of the Corporation’s retirement or pension, life insurance, medical, health and accident, disability or other employee plans in which he participated at the time of the change in control, or the taking of any action that would materially reduce any of such benefits in effect at the time of the change in control; (vii) any requirement that he travel in performance of his duties on behalf of the Corporation for a significantly greater period of time during any year than was required of him during the year preceding the year in which the change in control occurred; or (viii) any sustained pattern of interruption or disruption of him for matters substantially unrelated to his discharge of his duties on behalf of the Corporation.  Following his resignation from employment following a change in control, the executive is entitled to the following payments and benefits from the Corporation (i) the Executive Termination Multiple (as defined in each respective executive’s section above) times the sum of his “base amount” (as defined in Code Section 280 G (b)(3) excluding any directors fees and income from the exercise of stock options, payable in a lump sum; (ii) for the Benefit Period (as defined in each respective executive’s section above) from the date of termination, or until he secures substantially similar benefits through other employment, whichever shall first occur, a continuation of all life, disability, medical insurance and other normal health and welfare benefits in effect with respect to him during the two years prior to his termination of employment, or if the Corporation cannot provide such benefits because he is no longer an employee, a dollar amount equal to the cost to him of obtaining such benefits (or substantially similar benefits), not to exceed 120% of the Corporation’s cost to provide such benefits to an employee; and (iii) to the extent the foregoing described payments, when added to all other amounts of benefits provided to or on behalf of him in connection with termination of his employment, would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code, such payments shall be retroactively (if necessary) increased to the extent necessary to cover such excise tax imposition.

Provided that the executive meets certain requirements under the employment contract and the Internal Revenue Code, the executive is entitled to receive the severance amounts detailed above in installments rather than in a lump sum.

Payments by the Corporation under the above employment contracts are subject to the executive complying with non-compete clauses, non-solicitation clauses and proprietary property clauses in favor of the Corporation.  Should the executive breach any of these clauses, then the Corporation can cease any payments due the executive and seek to recover any payments previously made to the executive under the contract.

The below table is an estimate of payments due the named executive officers in the event a termination event or a change in control occurred on December 31, 2011.  As indicated above, as a result of our participation in the TARP Capital Purchase Program,  we are prohibited from making any payments with respect to our named executive officers and any of next five most highly compensated employees in connection with a separation from service or change in control (except for payments on account of death or disability or for services performed or benefits accrued) during the period in which any obligation arising from the sale of securities  to Treasury remains outstanding.  Accordingly, at the present time, the Corporation would be prohibited from making any of the payments in the following table to any of the named executive officers.  The amounts reflected in the following table are presented to show the Corporation’s obligations to the named executive officers as if our obligations to Treasury were no longer outstanding.

			Involuntary Termination Not For Cause OR Voluntary Termination For Good Reason (1)
		Change of Control	Absent a Change of Control	Following a Change of Control
James McSwiggan (5)(7)	Severance	$0	$1,041,893	$1,041,893
President and	Welfare benefits continuation (2)(6)	$0	$38,249	$38,249
Chief Operating Officer	Enhanced SERP benefit (4)	$0	$0	$236,278
	Value of accelerated stock options (3)	$0	$0	$0
	Potential excise tax gross-up	$0	$0	$0
	Total	$0	$1,080,142	$1,316,420
Robert Tabas (5)	Enhanced SERP benefit (4)	$0	$0	$198,683
Chairman and	Value of accelerated stock options (3)	$0	$0	$0
Chief Executive Officer	Total	$0	$0	$198,683
Murray Stempel, III (5)	Enhanced SERP benefit (4)	$0	$0	$185,288
Vice Chairman	Value of accelerated stock options (3)	$0	$0	$0
	Total	$0	$0	$185,288
Robert Kuehl (5)	Severance	$0	$0	$357,408
Chief Financial Officer	Value of accelerated stock options (3)	$0	$0	$0
	Potential reduction due to application of Code Section 280G	$0	$0	$0
	Total	$0	$0	$357,408

(1)	For severance and welfare benefits continuation payment calculation, and time and form of such payments, see "Employment Contracts."
(2)	Assumes no increase in the cost of welfare benefits.
(3)	No unvested stock options were in-the-money as of December 31, 2011.
(4)
For purposes of calculating each executive's enhanced SERP benefit, if the executive is terminated involuntarily without Cause or voluntarily for Good Reason following a Change of Control, then the executive will be deemed to have remained employed until the earlier to occur of: (a) the executive’s death; or (b) the executive’s attaining age 60. For details regarding the SERP, including amount of benefit upon termination of employment, see "Retirement Plans." Each executive would also be entitled to a similar amount upon a termination for disability at any time.

(5)
On February 20, 2009, we sold preferred stock to the Treasury under the Capital Purchase Program. As a result, pursuant to Section 111 of the EESA, we are prohibited from making any payments (or accelerate any vesting) with respect to our Named Executive Officers and any of our next five most highly compensated employees in connection with a separation from service or change in control (except for payments on account of death or disability or for services performed or benefits accrued) during the period in which any obligation arising from such sale remains outstanding. Accordingly, we are currently prohibited from making all of the payments set forth in the above table.

(6)
Each executive, except for Mr. Kuehl is entitled to medical insurance benefits upon retirement, commencing with the later of the date of retirement or age 60, and continuing until the earlier of the date the executive is eligible for Medicaid or age 65.

The payment amounts set forth in the table are estimates only.  The actual payments that would be due the named executive officers would be made based on the base salaries, bonuses, benefit costs, stock option acceleration, stock price arising from a change in control and the 280G gross up in existence at the time of the event.

Director Compensation Table

Director compensation is based on analysis conducted by the Corporation’s management and the Committee, and focuses on director compensation practices of its peers, especially those peers of similar asset size as the Corporation.  Fees paid to board members are as follows:

a)	Annual retainer of $10,000 (This retainer is paid quarterly. Should a board member miss three meetings during a calendar year, any unpaid quarterly retainer is forfeited.); and

b)	A board meeting attendance fee of $1,250 per meeting (The board member must be present in person at the meeting in order to be entitled to receive the fee).

In previous years, board members received annual grants of stock options.  The exercise price for each option grant is set in the same manner as the Option Plan, detailed above.  However, no stock options have been granted for board service since 2008.

In addition, fees are paid to sub-committees of the board.  The Chair of the respective sub-committee may also be paid a fee different from non-Chair sub-committee members.  The principal committees and sub-committees of the board are the (i) Executive Loan Committee; (ii) Audit Committee; (iii) Compensation Committee; (iv) Investment Committee; (v) Nominating and Governance Committee; (vi) Special Assets Committee; (vii) Salary Committee; and (viii) Regulatory Compliance Committee.   Independent directors also receive fees for meetings of the independent directors which they attend.  With the exception of the Chair of the Audit Committee, the presiding director for the independent directors meetings and the Chair of the Compensation Committee, each outside director is paid $500 per committee meeting. Outside directors are compensated at the reduced per meeting rates of $300 for teleconference committee meetings and $400 for web-based meetings. The Chair of the Audit Committee is paid $750 per meeting, plus a monthly retainer of $1,000. The presiding director for meetings of the independent directors is paid $750 per meeting.

The Regulatory Compliance Committee was formed in the third quarter of 2009 to provide increased oversight by the board of directors over the management of Royal Bank America resulting from the issuance of the previously disclosed Consent Orders by the FDIC and Pennsylvania Department of Banking on July 15, 2009.

The following table provides information on payments made to all directors by the Corporation and subsidiaries during 2011.

Director Compensation Table

					Change in
					Pension
					Value and
	Fees			Non-Equity	Nonqualified
	Earned			Incentive	Deferred	All
	or Paid	Stock	Option	Plan	Compensation	Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Director Name	($)	($) (1)	($) (1)	($)	($)	($)	($)

Edward F. Bradley	$47,950	$-	$-	$-	$-	$-	$47,950
Samuel Goldstein (1)	$24,000	$-	$-	$-	$-	$-	$24,000
William R. Hartman	$37,450	$-	$-	$-	$-	$-	$37,450
Wayne R. Huey, Jr.	$2,500	$-	$-	$-	$-	$-	$2,500
Anthony J. Micale	$33,250	$-	$-	$-	$-	$-	$33,250
Michael J. Piracci	$32,250	$-	$-	$-	$-	$-	$32,250
Jay H. Shah	$16,800	$-	$-	$-	$-	$-	$16,800
Linda Tabas Stempel	$28,350	$-	$-	$-	$-	$-	$28,350
Edward B. Tepper	$30,150	$-	$-	$-	$-	$-	$30,150
Gerard M. Thomchick	$7,967	$-	$-	$-	$-	$-	$7,967
Howard Wurzak	$36,650	$-	$-	$-	$-	$-	$36,650

(1)	No stock awards or stock options were made during 2011.
(2)	Mr. Goldstein’s service as a director ended in December of 2011 due to his resignation.

Outstanding Stock Options Held by Directors

The following table provides information on total outstanding stock options held by outside directors under the Director Plan at February 29, 2012:

Director Stock Options Table
Number of
	Number of	Number of	Securities
	Securities	Securities	Underlying
	Underlying	Underlying	Unexercised
	Unexercised	Unexercised	Options (#)
	Options (#)	Options (#)	Total
Director Name	Exercisable	Unexercisable	Outstanding

Edward F. Bradley	-	-	-
William R. Hartman	-	-	-
Wayne R. Huey, Jr.	-	-	-
Anthony J. Micale	11,458	-	11,458
Michael J. Piracci	-	-	-
Jay H. Shah	-	-	-
Linda Tabas Stempel	8,069	-	8,069
Edward B. Tepper	9,739	-	9,739
Gerard M. Thomchick	-	-	-
Howard Wurzak	11,458	-	11,458
Compensation Committee Interlocks and Insider Participation

No member of the board of directors who served on the Compensation Committee during the fiscal year 2011 was an officer or employee of the Corporation or any if its subsidiaries. None of our executive officers serves as a member of the board of directors or Compensation Committee of any other entity that has one or more of its executive officers serving on our board of directors or Compensation Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis above with management, and, based upon such review and discussion, has recommended to the Board of Directors that Compensation and Discussion and Analysis be included in this proxy statement and the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Additionally, the Compensation Committee certifies that as a participant in the U.S. Treasury’s TARP Capital Purchase Program:

1)   It has reviewed with the senior risk officer the senior executive officer (“SEO”) compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the Corporation;

2)  It has reviewed with the senior risk officer the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Corporation; and

3)  It has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Corporation to enhance the compensation of any employee.

Submitted by the Compensation Committee of the Corporation’s board of directors:

Edward B. Tepper, Chairman
William R. Hartman
Gerard M. Thomchick

Audit Committee Report

The Audit Committee reports to the board of directors on its activities and findings. The board of directors in accordance with Section 404 of the Sarbanes-Oxley Act has identified Mr. Bradley as the “Audit Committee Financial Expert.”

The Audit Committee reviews the Corporation’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for establishing and maintaining adequate internal financial controllership, for preparing the financial statements and for the public reporting process. ParenteBeard LLC, the Corporation’s independent registered accounting firm for 2011, is responsible for expressing opinions on the conformity of the Corporation’s audited financial statements with generally accepted accounting principles. The members of the committee are not professionals engaged in the practice of accounting or auditing and are not professionals in these fields. The committee relies, without independent verification, on the information provided to us and on the representations made by management regarding the effectiveness of internal controls over financial reporting, that the financial statements have been prepared with integrity and objectivity and that such financial statement have been prepared in accordance with generally accepted accounting principles. The committee also relies on the opinions of the independent registered accounting firm on the Corporation’s annual financial statements and the effectiveness of internal controls over financial reporting.

In this context, the committee has reviewed and discussed with management and ParenteBeard LLC the audited financial statements for the year ended December 31, 2011, management’s assessment of the effectiveness of the Corporation’s internal control over financial reporting in accordance with FDICIA requirements and ParenteBeard LLC’s evaluation of the Corporation’s internal control over financial reporting in accordance with FDICIA requirements.

The committee has discussed with ParenteBeard LLC the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. The committee has received from ParenteBeard LLC the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding ParenteBeard LLC’s communications with the committee concerning independence and has discussed with management and ParenteBeard LLC that firm’s independence. The committee has concluded that ParenteBeard LLC’s provision of audit and non-audit services to the Corporation and its affiliates are compatible with ParenteBeard LLC’s independence.

Based on the considerations and discussions referred to above, and subject to the limitations on our role and responsibilities described above, the committee recommended to our board of directors that the audited financial statements for the year ended December 31, 2011 be included in our Annual Report on Form 10-K for 2011. This report is provided by the following independent directors, who comprise the Audit Committee:

Edward F. Bradley, Chairman
William R. Hartman
Michael Piracci
Edward B. Tepper

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation’s officers and directors, and persons who own more than 10% of the registered class of the Corporation’s equity securities, to file reports of ownership and changes in ownership with the SEC.  Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Corporation copies of all Section 16(a) forms they file.

Based solely on its review of forms received from certain reporting persons, or written representations from reporting persons that no Forms 5 where required for those persons, the Corporation believes that during the period January 1, 2011 through December 31, 2011 its officers and directors and beneficial owners of 10% of the Corporation’s registered securities were in material compliance with all filing requirements applicable to them.

Interest of Management and others in certain transactions

NASDAQ Marketplace Rule 4350(h) requires that we conduct an appropriate review of related party transactions for potential conflict of interest situations on an ongoing basis, and all such transactions must be approved by our Audit Committee or another independent body of the board of directors.

Our Code of Ethics requires all directors, officers and employees who may have a potential or apparent conflict of interest to notify our Chief Operating Officer.  A conflict exists any time one faces a choice between what is in a person’s own personal interest (financial or otherwise) and the interest of the Corporation.  Prior to consideration, full disclosure of all material facts concerning the relationship and financial interest of the relevant individuals in the transaction is required.

To identify related party transactions, each year, we submit and require our directors and officers to complete Director and Officer Questionnaires identifying any transaction with us or any of our subsidiaries in which the officer or director or their family members have an interest.

In the ordinary course of business, Royal Bank America, the Corporation’s wholly owned banking subsidiary, has had, and expects to have in the future, banking transactions with directors, officers of the Bank, principal shareholders of the Corporation and their associates which involve substantially the same terms, including interest rates, collateral and repayment terms as those prevailing at the time for comparable transactions with other parties not related to the lender, and no more than the normal risk of collectability or other unfavorable features.

The largest aggregate amount of indebtedness to the Corporation and Royal Bank America during the year 2011, by all directors and officers of the Corporation and Bank as a group, and their affiliates, was $9,683,644. The total of such outstanding loans at December 31, 2011, was $8,828,386 (including available funds not disbursed), representing 11.6% of shareholders’ equity in the Corporation. There are five fixed rate loans with interest rates between 5.00% and 6.00%. There is one floating rate loan based on 90 day LIBOR plus 200 basis points. There are two floating rate loans based on prime; one loan is based on prime plus 75 basis points and the other loan is based on prime plus 100 basis points.

The Corporation has had and intends to have business transactions in the ordinary course of business with directors, officers and associates on comparable terms as those prevailing from time to time for other non-affiliated vendors of the Corporation.  During 2011, the Corporation used the services and banquet facilities of the Hilton Philadelphia Hotel for its board of directors meetings.  The Hilton Philadelphia Hotel complex is managed by Howard Wurzak and owned by Stout Road Hotel Development, 50% of which is owned by Evelyn R. Tabas and 50% of which is owned by the Daniel M. Tabas Trust.

A copy of our Code of Ethics is available on our website at www.royalbankamerica.com under “Regulatory Filings” link located under the “Investor Relations” page and any shareholder may obtain a printed copy of the Code of Ethics by writing to Investor Relations, Royal Bancshares of Pennsylvania, Inc., 732 Montgomery Avenue, Narberth, Pennsylvania 19072, or by calling Investor Relations at (610) 668-4700. There were no waivers of the provisions of our Code of Ethics for any director, senior financial officer or any other executive officer in 2011 or through the date of this proxy statement during 2012.  In the unlikely event that there is a waiver of our Code of Ethics, the waiver will be described on our website at www.royalbankamerica.com under the “Regulatory Filings” link located under the “Investor Relations” page.

Shareholder Proposals and Communications

Our 2013 annual meeting with be held on or about May 18, 2013, subject to the right of our board of directors to change such date based on changed circumstances. Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the SEC, wishes to submit a proposal for inclusion in the Corporation's proxy statement for its 2013 Annual Meeting of Shareholders must deliver the proposal in writing to the Secretary of Royal Bancshares of Pennsylvania, Inc. at its principal executive offices, 732 Montgomery Avenue, Narberth, Pennsylvania 19072, not later than December 21, 2012. Any shareholder, who wishes to submit a proposal for inclusion on Corporation’s 2013 meeting agenda, but not in the Corporation's proxy statement, must deliver the proposal in writing to the Secretary of Royal Bancshares of Pennsylvania, Inc. at its principal executive offices, 732 Montgomery Avenue, Narberth, Pennsylvania 19072, not later than February 24, 2013. A shareholder who desires to propose an individual for consideration by the board of directors as a nominee for director should submit a proposal in writing to the Secretary of the Corporation in accordance with Section 10.1 of the Corporation's Bylaws.  Any shareholder who intends to nominate any candidate for election to the board of directors must notify the Secretary of the Corporation in writing not less than 90 days prior to the regular date of the annual meeting of shareholders or not later than 7 days after the date on which notice was given for any other meeting of shareholders called for the election of one or more directors.

Any shareholder who wishes to communicate with the board of directors may send correspondence to Robert R. Tabas, Chairman and CEO, Royal Bank America at 732 Montgomery Avenue, Narberth, Pennsylvania, 19072, Phone # (610) 668-4700, or by sending an electronic message to Mr. Tabas at rtabas@royalbankamerica.com.  Mr. Tabas will submit your correspondence to the board of directors or the appropriate committee as applicable.

ITEM NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Under the Audit Committee’s charter, the Committee is responsible for the selection of the Corporation’s independent registered public accounting firm.  The Committee also evaluates and monitors the auditors’ qualifications, performance and independence.  This evaluation includes a review and evaluation of the lead partner of the independent registered public accounting firm.  The Committee also takes into account the opinion of the Corporation’s management.  More can be learned about the Committee’s responsibility with the independent registered public accounting firm in the Committee’s charter, which is available on the Corporation’s website at www.royalbankamerica.com under the heading “Regulatory Filings” on the “Investor Relations” page.

Although ratification is not required by our Bylaws or otherwise, the board of directors is submitting the selection of ParenteBeard LLC to our shareholders for ratification because we value our shareholders’ views on the Corporation’s independent registered public accounting firm. If our shareholders fail to ratify the selection, it will be considered as notice to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Corporation.

Representatives of ParenteBeard LLC will be present at the meeting to respond to appropriate questions.

The Audit Committee unanimously selected ParenteBeard LLC, as the Corporation’s independent registered public accounting firm for 2012, subject to shareholder ratification.

Audit Fees

Fees pertaining to services rendered to the Corporation and the Bank by ParenteBeard LLC during the years ended December 31, 2011 and 2010 were as follows:

	Year ended December 31,
	2011	2010

Audit fees	$250,000	$618,000
Audit related fees	14,000	14,000
Tax fees	56,295	56,295
All other fees	-	-

Total fees:	$0	$688,295

Audit Fees include fees billed (or estimated to be billed) for professional services rendered for the audit of the annual consolidated financial statements, internal controls in accordance with FDICIA requirements, and fees billed for the review of financial statements, including expenses, included in the Corporation's Forms 10-K and 10-Q and services that are normally provided by ParenteBeard LLC for 2011 and for 2010 in connection with statutory and regulatory filings or engagements.

Audit Related Fees for 2011 include fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the registrant’s financial statements and are not reported under the Audit Fees section of the table above.  Audit Related Fees are related to audit of the Corporation's 401(k) Plan and accounting and reporting consultations.

Tax Fees for 2011 include fees billed for professional services rendered by ParenteBeard LLC for tax compliance, tax advice, and tax planning.  These services include review and preparation of the Corporation's federal and state tax returns.

The Audit Committee maintains a policy requiring that it pre-approves all audit and permitted non-audit services provided by ParenteBeard LLC.  All non-audit services provided in 2011 were pre-approved by the Audit Committee. The Audit Committee has considered whether, and determined that, the provision of the non-audit services reflected above is compatible with maintaining ParenteBeard LLC’s independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF PARENTEBEARD LLC’S APPOINTMENT AS THE CORPORATION’S INDEPENDENT REGISTERED ACCOUNTING FIRM.

ITEM NO. 3
ADVISORY (NON-BINDING) RESOLUTION ON EXECUTIVE COMPENSATION

In connection with our participation in Treasury’s TARP Capital Purchase Program, we are required to submit a proposal allowing our shareholders to cast an advisory vote on the compensation paid to our named executive officers pursuant to the policies and programs described in the Compensation Discussion and Analysis and disclosed in the tables and narrative disclosure included in this Proxy Statement.

As described in the Compensation Discussion and Analysis, our compensation programs are designed to establish compensation programs that are competitive in the banking industry, ensure that compensation is based upon certain performance measurements so that pay is aligned with performance, benchmark the Corporation’s performance against peer groups to verify that pay levels versus performance are consistent with pay/performance levels in the banking industry, and align the interests of the Corporation’s management and directorship with interests of the Corporation’s shareholders.

Item No. 3, commonly known as a “Say-on-Pay” proposal, gives you as a shareholder an opportunity to endorse or not endorse our executive compensation programs and polices through a vote on the following resolution:

“RESOLVED, that the shareholders approve the compensation of the Corporation’s executives,  as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the compensation discussion and analysis, the compensation tables and any related material) and the tabular disclosure (together with the accompanying narrative disclosure) in this proxy statement.”

Because your vote is advisory, it will not be binding upon the board of directors.  The Compensation Committee of the board of directors will, however, take into account the results of the vote on this matter when considering future executive compensation programs and arrangements.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ADOPTION OF THE ADVISORY (NON-BINDING) RESOLUTION ON EXECUTIVE COMPENSATION.

Item No. 4
Approval and Adoption of Amendment to the
Articles of Incorporation to Effect a Reverse Stock Split

The Corporation’s board of directors has unanimously approved and adopted a board resolution to amend the Corporation’s articles of incorporation, as amended and restated (the “Articles of Incorporation”), effecting, at any time prior to January 1, 2013, a 1-for-4 reverse stock split of the Corporation’s issued and outstanding Class A common stock and Class B common stock and increasing the par value of the Class A common stock and Class B common stock on a proportional basis.

Pursuant to the Pennsylvania Business Corporation Law of 1988, as amended, the board of directors must approve and adopt any amendment to the Corporation’s Articles of Incorporation and direct that the amendment be submitted to the Corporation’s shareholders for their approval. The form of the proposed amendment to the Company’s Articles of Incorporation to effect a reverse stock split of the Corporation’s issued and outstanding Class A common stock and Class B common stock and to increase the par value of the Class A common stock and Class B common stock on a proportional basis is attached to this proxy statement as Annex “A”.

Upon receiving shareholder approval of the proposed amendment, the board of directors, in its discretion, may elect to effect a 1-for-4 reverse stock split at any time prior to January 1, 2013. The board of directors will have the discretion to abandon the reverse stock split if it finds that doing so would be in the best interests of the Corporation and its shareholders. No further action on the part of the shareholders will be required to effect or to abandon the reverse stock split prior to January 1, 2013.

In determining the reverse stock split ratio, the board of directors was primarily guided by the The Nasdaq Stock Market, LLC (“Nasdaq”) Global Market continued listing requirements. In addition to taking into account the continued listing requirements when selecting the ratio, the board of directors took into account the historical trading price, volatility, and volume of the common stock, administrative convenience, simplicity, and prevailing general market and economic conditions.

Reasons for the Reverse Stock Split

The primary reason for authorizing the reverse stock split of the Class A common stock is to increase the Class A common stock price to satisfy the continued listing requirements of the Nasdaq Global Market, and the primary reason for authorizing the reverse stock split of the Class B common stock is to maintain the relative voting power of the Class A and Class B common stock.

In order for the Class A common stock to continue to qualify for listing on the Nasdaq Global Market, certain continued listing standards must be satisfied, including a requirement that the closing bid price of the Class A common stock remain higher than $1.00 per share. Failure to comply with the continued listing requirements may result in the Class A common stock being delisted from the Nasdaq Global Market. The Class A common stock’s closing bid price on March 19, 2012 was $1.35. Since the Class B common stock is not listed on Nasdaq, it need not comply with the minimum bid requirement or other continued listing requirements.

If a security that is listed on the NASDAQ Global Market trades below the $1.00 minimum closing bid price requirement for 30 consecutive business days, Nasdaq will send a deficiency notice to the company advising that it has been afforded a compliance period of 180 calendar days to regain compliance with the minimum bid price requirement. In order to achieve compliance with the bid price requirement, a security must maintain a closing $1.00 bid price or greater for a minimum of 10 consecutive business days. On November 4, 2011, the Corporation received a deficiency notice advising that the Class A common stock was trading at a price below the $1.00 minimum closing bid price requirement. Nasdaq notified the Corporation on December 1, 2011 confirming that Corporation regained compliance with the minimum bid requirement.

Although currently in compliance with the NASDAQ Global Market continued listing requirements, the board of directors believes it is in the best interests to increase the trading value of the Class A common stock sufficiently above the minimum bid requirement. The board of directors also believes the most expedient means of increasing the trading value per share of the Class A common stock is to implement a reverse stock split. If implemented, the reverse stock split may have the effect of increasing the trading price of the Class A common stock and enabling the Corporation to more easily comply with the minimum bid price requirement. However, there can be no assurance that the reverse stock split will increase the trading price of the Class A common stock, that the trading price will remain above the $1.00 per share minimum bid price requirement, or that the Class A common stock will otherwise remain listed for trading on the Nasdaq Global Market.

Since effecting a reverse stock split will reduce the number of outstanding shares of Class A common stock, the board of directors also must take into consideration the continued listing requirement with respect to the minimum number of publicly held shares when determining the ratio. The Corporation must have at least 750,000 publicly held shares of Class A common stock to remain listed on the NASDAQ Global Market. Generally, “publicly held shares” is defined as total shares outstanding, less any shares held directly or indirectly by officers, directors or any person who is the beneficial owner of more than 10% of the total shares outstanding of the Corporation. The Corporation had ________ publicly held shares of Class A common stock as of March 19, 2012. The Class B common stock is not required to have a certain number of publicly-held shares issued and outstanding.

The board of directors believes it is important to maintain the Class A common stock’s listing on the Nasdaq Global Market. If the Corporation’s Class A common stock were delisted from the Nasdaq Global Market, the Class A common stock may still qualify to trade in the over the counter market. However, shareholders may find it more difficult to obtain accurate quotations of the Corporation’s Class A common stock and the liquidity of the Class A common stock likely would be reduced making it difficult for shareholders to buy or sell the Class A common stock at competitive market prices or at all. Additionally, support from institutional investors and or market makers that currently buy and sell the Class A common stock may decline which may result in a further decrease in the trading price of the Class A common stock.

The board of directors also believes that the failure to maintain the Nasdaq Global Market listing might impede any future efforts by the Corporation to raise capital. The Corporation may need to raise additional capital in the future and may elect to do so through the issuance of Class A common stock. If the Class A common stock were delisted from Nasdaq, fewer investors may be willing or able to purchase the Corporation’s Class A common stock or the Corporation may be forced to issue shares at a more significant discount to market price than if the Class A common stock were listed. Although the Corporation continues to explore capital-raising opportunities, it does not have any specific current intentions, plans, arrangements, commitments or understandings to issue any shares of our common stock except in connection with our existing stock option and award plans.

The reverse stock split may help increase broker interest in the Corporation’s Class A common stock if policies discourage them from recommending companies with lower stock prices. Some brokerage houses and institutional investors have adopted internal policies and practices that either prohibit or discourage them from investing in such stocks or recommending them to their customers because of the trading volatility often associated with lower-priced stocks. Some of those policies and practices also may function to make the processing of trades in lower-priced stocks economically unattractive to brokers. Additionally, since brokers’ commissions on transactions in lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of the Corporation’s Class A common stock may result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the stock price were substantially higher.

Risks Relating to the Reverse Stock Split

The reverse stock split may not increase the price of the Class A common stock or the Class B common stock. There can be no assurance that the Corporation’s Class A common stock price or Class B common stock price will increase following the reverse stock split or that the Class A common stock price or Class B common stock price will not decrease in the future. Other factors, such as the Corporation’s financial results, market conditions, and the market perception of its business and prospects, may adversely affect the Corporation’s Class A common stock price and Class B common stock price. Also, a reverse stock split may send a negative signal to the market regarding the Corporation’s prospects that may cause its Class A common stock price or Class B common stock price not to increase proportionately or at all. Consequently, the Corporation’s total market capitalization following the reverse stock split may be lower than before the reverse stock split.

The reverse stock split may decrease the trading market for the Corporation’s Class A common stock and Class B common stock. Since the reverse stock split will reduce the number of shares of Class A common stock and Class B common stock available in the public market, the trading market for the Class A common stock and Class B common stock may become less liquid even if the Class A common stock remains listed on the Nasdaq Global Market. This may be particularly true if the Corporation’s Class A common stock or Class B common stock price does not increase as a result of the reverse stock split.

The reverse stock split may leave certain shareholders with “odd lots.” The reverse stock split may result in some shareholders owning “odd lots” of fewer than 100 shares of the Corporation’s Class A common stock or Class B common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Effects of the Reverse Stock Split

General.  If implemented, the reverse stock split will reduce the number of issued and outstanding shares of Class A common stock from 11,136,586 to 2,784,147 and reduce the number of issued and outstanding shares of Class B common stock from 2,080,574 to 520,144. The authorized shares of Class A common stock and Class B common stock will not be proportionally reduced and will remain at 20,000,000 and 3,000,000 shares, respectively.

All shares of Class A common stock and Class B common stock will remain fully paid and non-assessable. The number of shareholders of record will not be affected by the reverse stock split and each shareholder will hold the same percentage of the Corporation’s Class A common stock or Class B common stock, as the case may be, immediately following the reverse stock split as such shareholder held immediately prior to the reverse stock split. Furthermore, the reverse stock split will not affect the proportionate voting power of the Class A common stock and the Class B common stock.

Notwithstanding the decrease in the number of outstanding shares of Class A common stock and Class B common stock following the proposed reverse stock split, the Board of Directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The reverse stock split will not affect the registration of the common stock under the Exchange Act, and the Corporation will remain a registrant subject to its reporting requirements.

Effect on Authorized but Unissued Shares of Common Stock.  Currently, the Corporation is authorized to issue up to a total of 20,000,000 shares of Class A common stock and 3,000,000 shares of Class B common stock. Since the reverse stock split will have the effect of reducing the issued and outstanding shares of the Class A common stock and Class B common stock and the total authorized shares of Class A common stock and Class B common stock will remain the same, the amount of authorized but unissued shares of Class A common stock and Class B common stock will increase. As of March 19, 2012, the number of authorized but unissued shares of Class A common stock and Class B common stock was 8,863,414 and 919,426, respectively. After the stock split is effected, the number of shares of authorized but unissued Class A common stock will be approximately 17,215,853, and the number of shares of authorized but unissued Class B common stock will be approximately 2,479,856.

The additional authorized but unissued Class A common stock and Class B common stock created by the reverse stock split will have rights identical to the Corporation’s currently outstanding Class A common stock or Class B common stock, as the case may be, including identical voting, dividend, and liquidation rights. The reverse stock split will not have any immediate dilutive effect on the current holders of the Corporation’s Class A common stock or Class B common stock.

Although the Corporation continues to explore capital-raising opportunities, it does not currently have any definitive plans, arrangements or understandings with respect to the issuance of the additional shares of Class A common stock or Class B common stock created by the reverse stock split. The principal purpose of increasing the shares of Class A common stock and Class B common stock is to provide the Corporation with additional financial flexibility to issue Class A common stock or Class B common stock for purposes which may be identified in the future, including, without limitation, capital-raising, acquisitions, joint ventures, strategic alliances, stock splits, stock dividends, and equity compensation plans. If the shareholders approve the reverse stock split, the Corporation generally will be authorized to issue the additional shares of Class A common stock or Class B common stock without further shareholder approval.

The availability of additional shares of Class A common stock and Class B common stock is particularly important if the board of directors needs to undertake any of the foregoing actions on an expedited basis. An increase in the number of available shares of Class A common stock and Class B common stock would enable the board of directors to avoid the time and expense of seeking shareholder approval in connection with any such contemplated action, unless otherwise required by law or the rules of the Nasdaq Global Market, and would enhance the Corporation’s ability to respond promptly to opportunities for acquisitions, mergers, stock splits, or additional financings. The board of directors believes that the enhanced ability to respond to favorable capital market conditions and other opportunities before conditions or opportunities pass is in the best interests of the Corporation and its shareholders.

However, the issuance of additional shares of Class A common stock or Class B common stock in the future may dilute the percentage equity ownership of existing shareholders and also may dilute earnings and book value on a per share basis. The Corporation’s shareholders do not have preemptive rights. Therefore, shareholders do not have the right to subscribe for additional shares of Class A common stock or Class B common stock to maintain their proportionate ownership of the Corporation’s upon the issuance of new shares of Class A common stock or Class B common stock by the Corporation.

Furthermore, under certain circumstances, the increase of authorized but unissued shares of Class A common stock or Class B common stock could have an anti-takeover effect. The increase in the authorized but unissued number of shares of Class A common stock and Class B common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Corporation without further action by the shareholders by increasing the number of votes required to approve a change in control.

The ability of the board of directors to issue additional shares of Class A common stock and Class B common stock could render more difficult or discourage an attempt to obtain control of the Corporation by means of a tender offer, proxy contest, merger, or otherwise. These issuances could, therefore, deprive shareholders of benefits that could result from an attempt, such as the realization of a premium over the market price of the Corporation’s Class A common stock and Class B common stock.

However, the board of directors is not proposing to increase the authorized but unissued shares of Class A common stock and Class B common stock for an anti-takeover-related purpose, and the board of directors has no knowledge of any current efforts to obtain control of the Corporation or to effect large accumulations of the Corporation’s common stock.

Implementation of the Reverse Stock Split.  The reverse stock split would become effective upon filing amended and restated Articles of Incorporation containing the reverse stock split amendment with the Pennsylvania Department of State. It is expected that this filing would take place promptly following a determination by the board of directors to effect the reverse stock split, assuming the shareholders have approved the proposed amendment. However, the exact timing of the filing of the amendment will be determined by the board of directors based on its evaluation as to when and if such action is in the best interests of the Corporation and its shareholders. The board of directors must implement the reverse stock split prior to January 1, 2013, otherwise it must obtain further shareholder approval.

The board reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with the reverse stock split if, at any time prior to filing the amended and restated Articles of Incorporation with the Pennsylvania Department of State, the board of directors, in its sole discretion, determines that it is in the best interests of the Corporation and its shareholders to abandon the reverse stock split and the related amendment.

Factors that may lead the board of directors to abandon the reverse stock split include an increase in the price at which the Class A common stock trades, changes in the profile of the Corporation and its Class A common stock that would result in its inability to remain listed on the Nasdaq Capital Market despite the implementation of the reverse stock split, changes in the current economic environment that would make implementation of the reverse stock split ineffectual, and comments from our shareholders indicating their belief that implementation of the reverse stock split would not be in the best interests of the Corporation and its shareholders.

Effect on Outstanding Securities and Stock Plans. Based upon the reverse stock split ratio determined by the board of directors, proportionate adjustments generally are required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of the Corporation’s Class A common stock and Class B common stock, including the U.S. Department of the Treasury’s warrant to purchase Class A common stock pursuant to the Corporation’s participation in the TARP Capital Purchase Program.

The adjustments would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Class A common stock or Class B common stock being delivered upon such exercise, exchange or conversion, immediately following the reverse stock split as was the case immediately prior to the reverse stock split. The number of shares deliverable upon settlement or vesting of restricted and deferred stock awards and units will be similarly adjusted. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the reverse stock split ratio determined by the board of directors.

Number of Shares Issued Upon Reverse Stock Split. The number of shares of Class A common stock and Class B common stock to be issued to each shareholder upon effecting the reverse stock split will be based on a 1-for-4 ratio and will be calculated to four decimals. That is, every 4 shares of Class A common stock and Class B common stock that a shareholder holds prior to the reverse stock split automatically will be reclassified and combined into one issued and outstanding share of Class A common stock or Class B common stock, as the case may be. For example, a shareholder who holds 1,217 shares of either Class A common stock or Class B common stock prior to the reverse stock split, will hold 304.25 of either Class A common stock or Class B common stock, as the case may be, after the reverse stock split.

Accounting Matters. After the reverse stock split is effected, the Corporation’s reported per share net income or loss will be higher because there will be fewer shares of Class A common stock and Class B common stock outstanding. Basic earnings per share data will be retroactively adjusted for the changes for all periods presented, with disclosure of such action in the year of change.

Effect on Registered and Beneficial Holders. If the reverse stock split is effected, the Corporation will treat shares of Class A common stock and Class B common stock held by shareholders through a nominee (such as a bank or broker) in the same manner as registered shareholders whose shares are registered in their names. Nominees will be instructed to effect the reverse split on behalf of the beneficial holders. However, nominees may have different procedures and shareholders holding shares in street name should contact their nominees.

Effect on Registered Book-Entry Holders. Certain of the Corporation’s registered holders of Class A common stock and Class B common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These shareholders do not have stock certificates evidencing their ownership of the Class A common stock and Class B common stock, and the Corporation or the transfer agent will provide them with a statement reflecting the number of shares of Class A common stock and Class B common stock registered in their accounts after the reverse stock split takes effect.

Certificate Exchange Procedures. After the board of directors effects the reverse stock split, shareholders holding shares of the Corporation’s Class A common stock and Class B common stock in certificated form will be sent a transmittal letter by the transfer agent. The letter of transmittal will contain instructions on how a shareholder should surrender certificates representing shares of the Corporation’s Class A common stock and Class B common stock to the transfer agent in exchange for the appropriate number of shares of post-reverse stock split Class A common stock and Class B common stock which shall be in uncertificated book entry form unless a physical certificate is requested or is otherwise required by applicable law or regulation.

A statement reflecting the number of shares of Class A common stock and Class B common stock registered in their accounts after the reverse stock split takes effect or new stock certificates, as the case may be, will only be delivered to a shareholder after such shareholder has surrendered all old certificates to the transfer agent, together with a properly completed and executed letter of transmittal. No shareholder will be required to pay a transfer or other fee to exchange old certificates.

Until surrendered, the Corporation will deem outstanding old certificates held by shareholders to be cancelled and only to represent the number of shares of post-reverse stock split Class A common stock and Class B common stock to which these shareholders are entitled. Any old certificates submitted for exchange, whether because of a sale, transfer, or other disposition of stock, will be registered in uncertificated book-entry form unless a physical certificate is requested or is otherwise required by applicable law or regulation. If an old certificate contains a restrictive legend, the new shares will be issued with the same restrictive legend.

Shareholders should not destroy any stock certificate and should not submit any stock certificate for exchange until requested to do so.

No Dissenters’ Rights. Under the Pennsylvania Business Corporation Law, shareholders are not entitled to dissenter’s rights with respect to the reverse stock split.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the reverse stock split to holders of Class A common stock and Class B common stock. Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of the Class A common stock and Class B common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia, or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock.

This summary does not address all of the tax consequences that may be relevant to any particular shareholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by shareholders. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold the Class A common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion”, or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold Class A common stock or Class B common stock as “capital assets” (generally, property held for investment).

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of April, 2012. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the reverse stock split.

Each shareholder should consult his or her own tax advisor regarding federal, state, local, and foreign income and other tax consequences of the reverse stock split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of Class A common stock or Class B common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold Class A common stock or Class B common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split.

The reverse stock split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss will be recognized upon the reverse stock split. Accordingly, the aggregate tax basis in the common stock received pursuant to the reverse stock split should equal the aggregate tax basis in the Class A common stock or Class B common stock surrendered, and the holding period for the Class A common stock or Class B common stock received should include the holding period for the common stock surrendered.

Required Vote and Recommendation

The affirmative vote of a majority of the votes cast by all holders of Class A common stock and Class B common stock entitled to vote on the matter in the aggregate is required for shareholders to approve and adopt the proposed reverse stock split amendment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE FOLLOWING RESOLUTION:

RESOLVED, that the shareholders of Royal Bancshares, Inc. approve and adopt an amendment to the Corporation’s amended and restated articles of incorporation, as attached hereto as Annex “A”,  to implement, at any time prior to January 1, 2013, a 1-for-4 reverse stock split of the issued and outstanding shares of Class A common stock and Class B common stock and to increase the par value of the Class A common stock from $2.00 per share to $8.00 per share and to increase the par value of the Class B common stock from $0.10 per share to $0.40 per share, respectively, and to empower the board of directors to abandon the reverse stock split amendment if the board of directors determines that doing so would be in the best interests of the Corporation and its shareholders.

ITEM NO. 5
OTHER MATTERS

The board of directors does not know of any matters to be presented for consideration other than the matters described in the accompanying Notice of Annual Meeting of Shareholders, but if any matters are properly presented, it is the proxy holders’ intent to vote on such matters in accordance with their best judgment.

Annual Report for 2011

Our Annual Report to the Shareholders for the fiscal year ending December 31, 2011 has been made available online at www.royalbankamerica.com under the “Regulatory Filings” link located under the “Investor Relations” page.  Our Annual Report is available to shareholders for their information.  No part of the Annual Report is incorporated by reference herein.

Upon request of any shareholder, a copy of our Annual Report Form 10-K for the fiscal year ended December 31, 2011 (filed with the Commission on March 29, 2012), including a list of exhibits thereto, required to be filed with the Commission pursuant to Rule 13a-1 under the Exchange Act, may be obtained, without charge, by writing to Investor Relations, Royal Bancshares of Pennsylvania, Inc., 732 Montgomery Avenue, Narberth, Pennsylvania 19072, or by calling Investor Relations directly at (610) 668-4700.  Each request must be set forth a good faith representing that, as of the record date, the person is making the request was a beneficial owner of our common stock entitled to vote at the meeting.

Householding

Only one Notice of Internet Availability of Proxy Materials or set of proxy materials will be sent to those shareholders who share a single household and who have consented to receive a single copy of such documents.  This practice, known as “householding,” is designed to reduce our printing and postage costs.  However, if any shareholder residing at such an address desires to receive a separate Notice or set of proxy materials in the future, he or she may telephone Investor Relations Department at (610) 668-4700 or write to Investor Relations at Investor Relations, Royal Bancshares of Pennsylvania, Inc., 732 Montgomery Avenue, Narberth, Pennsylvania  19072.  If you are receiving multiple copies of our Notice or proxy materials, please request householding by contacting Investor Relations in the same manner.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ George J. McDonough
George J. McDonough, Secretary

Annex “A”

The amended and restated Articles of Incorporation shall be amended by amending the second sentence of Article 4 and by adding Article 4.1 as follows:

4.    The aggregate number of shares authorized is: 23,500,000.

The corporation shall have authority to issue (i) twenty-three million (23,000,000) shares of Common Stock consisting of (a) twenty million (20,000,000) shares of Class A Common Stock, par value ~~$2.00~~ $8.00 per share, and (b) three million (3,000,000) shares of Class B Common Stock, par value ~~$0.10~~ $0.40 per share and (ii) five hundred thousand (500,000) shares of preferred stock, having such par value as the Board of Directors shall fix and determine (the “Preferred Stock”).

(The remaining portion of Article 4 stays unchanged)

4.1.  Pursuant to the Pennsylvania Business Corporation Law of 1988, as amended, and upon the filing and effectiveness (the “Effective Time”) of the Articles of Amendment containing this amendment to the amended and restated articles of incorporation of the corporation, a reverse stock split shall occur, the result of which each four (4) shares of the corporation’s Class A Common Stock, par value $2.00 per share, issued and outstanding immediately prior to the Effective Time automatically shall be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of Class A Common Stock, par value $8.00 per share, and each four (4) shares of the corporation’s Class B Common Stock, par value $0.10 per share, issued and outstanding immediately prior to the Effective Time automatically shall be reclassified and combined one (1) validly issued, fully paid and non-assessable share of Class B Common Stock, par value $0.40 per share, without any further action by the corporation or the holder thereof.

The number of shares of Class A Common Stock and Class B Common Stock to be issued to each holder thereof will be calculated to four decimal places if, as a result of the reverse stock split, the number of shares owned by any shareholder would not be a whole number. From and after the Effective Time, certificates representing shares of Class A Common Stock and Class B Common Stock prior to the reverse stock split shall confer no right upon the holders thereof other than to evidence the ownership of the number of shares of Class A Common Stock and Class B Common Stock, as the case may be, calculated pursuant to the provisions hereof.